                                                                       EXHIBIT 4

                    THE SAVINGS AND INVESTMENT PROGRAM FOR
                    EMPLOYEES OF UNION CARBIDE CORPORATION
                    AND PARTICIPATING SUBSIDIARY COMPANIES


                 (Amended and Restated as of the Merger Date)

INTRODUCTION................................................................   1
ARTICLE I...................................................................   2

        1.    Definitions...................................................   2
        1.1   "Additional Company Contributions"............................   2
        1.2   "Additional Contribution".....................................   2
        1.3   "Affiliate"...................................................   2
        1.4   "Alternate Payee".............................................   2
        1.5   "Basic Deduction".............................................   2
        1.6   "Before Tax Account"..........................................   2
        1.7   "Before Tax Contribution".....................................   2
        1.8   "Beneficiary".................................................   2
        1.9   "Code"........................................................   2
        1.10  "Committee" or "Administrative Committee".....................   2
        1.11  "Common Stock"................................................   3
        1.12  "Company" or "Corporation"....................................   3
        1.13  "Compensation"................................................   3
        1.14  "Disability"..................................................   3
        1.15  "Domestic Relations Order"....................................   3
        1.16  "Dow".........................................................   3
        1.17  "Earnings"....................................................   3
        1.18  "Eligible Employee"...........................................   4
        1.19  "Employee"....................................................   4
        1.20  "Employer"....................................................   4
        1.21  "ERISA".......................................................   4
        1.22  "ESOP Account"................................................   4
        1.23  "ESOP Contributions"..........................................   4
        1.24  "ESOP 401(k) Account".........................................   5
        1.25  "ESOP Loan"...................................................   5
        1.26  "ESOP Loan Contributions".....................................   5
        1.27  "ESOP Savings Account"........................................   5
        1.28  "ESOP Stock"..................................................   5
        1.29  "ESOP Suspense Account".......................................   5

        1.30  "ESOP Trust Agreement"........................................   5
        1.31  "ESOP Trustee"................................................   5
        1.32  "401(k) Plans"................................................   5
        1.33  "Highly Compensated Employee".................................   5
        1.34  "Merger Date".................................................   5
        1.35  "Normal Retirement Date"......................................   5
        1.36  "Participant".................................................   5
        1.37  "Personal Investment Account".................................   6
        1.38  "Plan"........................................................   6
        1.39  "Plan Year"...................................................   6
        1.40  "Qualified Domestic Relations Order"..........................   6
        1.41  "Retirement Program"..........................................   6
        1.42  "Savings Plan"................................................   6
        1.43  "Subsidiary"..................................................   6
        1.44  "Supplemental Deduction"......................................   6
        1.45  "Supplemental Deposit"........................................   6
        1.46  "Termination of Employment"...................................   6
        1.47  "Trust Agreement".............................................   6
        1.48  "Trust Fund"..................................................   6
        1.49  "Trustee".....................................................   7
        1.50  "Valuation Date"..............................................   7
ARTICLE II..................................................................   8
        2.1   Participation.................................................   8
        2.2   Exclusions....................................................   9
        2.3   Before Tax Contributions and Additional Contributions.........   9
        2.4   Adjustment of Before Tax Contributions........................  11
        2.5   ESOP Contributions For Before Tax Contributions...............  12
        2.6   Basic and Supplemental Deductions.............................  13
        2.7   Supplemental Deposits.........................................  13
        2.8   Transfers from Before Tax Accounts............................  13
        2.9   ESOP Contributions For Basic Deductions.......................  14
        2.10  Vesting.......................................................  14

        2.11  Revocation of Compensation Reduction..........................  14
        2.12  Limitations on Contributions..................................  15
        2.13  Allocations of Contributions..................................  15
        2.14  Union Carbide Marble Care, Inc................................  16
        2.15  Additional ESOP Allocation....................................  16
        2.16  Actual Deferral Percentage....................................  16
        2.18  Contribution Percentage.......................................  20
        2.19  Contribution Percentage Adjustments...........................  22
ARTICLE III.................................................................  25
        3.1   Before Tax Accounts...........................................  25
        3.2   Personal Investment Accounts..................................  25
        3.3   Investment Options............................................  25
        3.4   Supplemental Deposits.........................................  27
        3.5   Change of Investments.........................................  27
        3.6   Dividends.....................................................  27
        3.7   Rights, Warrants and Scrip....................................  27
        3.8   Instructions By a Participant For His Before Tax Account or
              Personal Investment Account...................................  28
        3.9   Purchases and Sales...........................................  28
        3.10  Proceeds of Stock Sold........................................  30
        3.11  Averaging Stock Purchases and/or Sales........................  30
        3.12  Cost and Expenses.............................................  30
        3.13  Cost of Bonds Purchased.......................................  30
        3.14  Proceeds of Bonds Redeemed....................................  30
        3.15  Custody of Securities.........................................  30
        3.16  Value of Fixed Income Fund....................................  30
        3.17  Proceeds of Fixed Income Fund.................................  31
        3.18  Value of Equity Investment Fund...............................  31
        3.19  Proceeds of Equity Investment Fund............................  31
        3.20  Voting Rights.................................................  31
        3.21  Tender Offers.................................................  31
        3.22  Valuation of Before Tax Accounts and Personal Investment
              Account.......................................................  31

        3.23  Statements Furnished Participants.............................  32
        3.24  Directed Investments by Surviving Spouses and Alternate Payees  32
ARTICLE IV..................................................................  34
        4.1   General.......................................................  34
        4.2   Affiliate.....................................................  34
        4.3   Limitation Year...............................................  34
        4.4   Annual Additions..............................................  34
        4.5   Defined Contribution and Defined Benefit Plans................  34
        4.6   Aggregation of Defined Contribution Plans.....................  35
        4.7   Defined Contribution Plan Limitation..........................  35
        4.8   Defined Contribution Plan Fraction Determination..............  35
        4.9   Defined Benefit Plan Fraction Determination...................  35
        4.10  Combined Limitation...........................................  36
        4.11  Alternative Method............................................  36
        4.12  Participation in Multiple Plans...............................  36
        4.13  Notice of Reduction...........................................  38
        4.14  Repeal of Combined Limitation.................................  38
ARTICLE V...................................................................  39
        5.1   Distribution of Before Tax Account, Personal Investment
              Account and ESOP Account on Termination of Employment.........  39
        5.2   Form of Payment of Accounts...................................  44
        5.3   Rehire Prior to Distribution of Before Tax Accounts...........  45
        5.4   Withdrawal by Participant From Before Tax Account During
              Employment Prior to the Attainment of Age 59 1/2..............  45
        5.5   Withdrawal by Participant From Before Tax Account During
              Employment After the Attainment of Age 59 1/2.................  46
        5.6   Withdrawal by Participant From Personal Investment Account
              During Employment.............................................  46
        5.7   Diversification...............................................  48
        5.8   Commencement of Benefits......................................  49
        5.9   Loans.........................................................  50
        5.10  Direct Rollovers..............................................  52
ARTICLE VI..................................................................  54
        6.1   General.......................................................  54
        6.2   ESOP Loan Proceeds............................................  54

        6.3   Restrictions on Puts and Calls................................  55
        6.4   The ESOP Suspense Account.....................................  55
        6.5   ESOP Loan Contributions.......................................  55
        6.6   Release From ESOP Suspense Account and Allocation of ESOP
              Stock.........................................................  55
ARTICLE VII.................................................................  59
        7.1   Voting of Shares held in the ESOP Portion of the Plan.........  59
        7.2   Tender Offers.................................................  60
ARTICLE VIII................................................................  63
        8.1   Top-Heavy Plan................................................  63
        8.2   Minimum Top-Heavy Benefits....................................  63
        8.3   Reduction in Combined Limitation..............................  64
        8.4   Key Employee..................................................  64
        8.5   Automatic Removal.............................................  65
ARTICLE IX..................................................................  66
        9.1   Trustees......................................................  66
        9.2   Trust Expenses................................................  66
        9.3   Diversification Transfers.....................................  66
ARTICLE X...................................................................  67
        10.1  Administrative Committee......................................  67
        10.2  Limitation of Liability; Indemnity............................  67
        10.3  Compensation and Expenses.....................................  67
        10.4  Voting, Chairmen, Subcommittees...............................  68
        10.5  Payment of Benefits...........................................  68
        10.6  Powers and Authority; Action Conclusive.......................  68
        10.7  Counsel and Agents............................................  70
        10.8  Reliance on Information.......................................  70
        10.9  Fiduciaries...................................................  70
        10.10 Plan Administrator............................................  71
        10.11 Notices and Elections.........................................  71
        10.12 Taxes Payable by Trustees.....................................  72
        10.13 Rollovers.....................................................  72
        10.14 Plan-to-Plan Transfers........................................  72

ARTICLE XI..................................................................  73
        11.1  Modification or Amendment of Plan.............................  73
        11.2  Termination of Plan or Discontinuance of Contributions........  73
        11.3  Expenses of Termination.......................................  73
        11.4  Amendments Required for Qualification.........................  73
        11.5  Adoption of Plan by Employers.................................  74
        11.6  Discontinuance of Participation...............................  75
        11.7  Merger........................................................  76
        11.8  Transfer of a Subsidiary, Division, Branch or Business Unit...  76
ARTICLE XII.................................................................  77
        12.1  Claims Procedure..............................................  77
        12.2  Plan Not an Employment Contract...............................  77
        12.3  Consent to Terms of Plan and Trust Agreement..................  77
        12.4  Transfer of Interest Not Permitted............................  77
        12.5  Obligations of Employers Limited..............................  79
        12.6  Separation of Invalid Provisions..............................  79
        12.7  Payment to a Minor or Incompetent.............................  79
        12.8  Doubt as to Right to Payment..................................  80
        12.9  Forfeiture Upon Inability to Locate Distributee...............  80
        12.10 Contributions Conditioned on Initial Qualification and
              Deductibility.................................................  80
        12.11 No Diversion of Trust Fund....................................  80
        12.12 Usage.........................................................  81
        12.13 Governing Law.................................................  81
        12.14 Captions......................................................  81
        12.15 Age 59 1/2 Cashout............................................  81
        12.16 Qualified Military Service....................................  81
        Appendix A..........................................................  83
        Appendix B..........................................................  87
        Appendix C..........................................................  90

                     THE SAVINGS AND INVESTMENT PROGRAM FOR
                     EMPLOYEES OF UNION CARBIDE CORPORATION
                     AND PARTICIPATING SUBSIDIARY COMPANIES

                                  INTRODUCTION
                                  ------------

     This Plan was established by Union Carbide Corporation, a New York Corporation, as the merger of the 401(k) Opportunity Plan for Salaried Employees of Union Carbide Corporation, the 401(k) Opportunity Plan for Hourly Employees of Union Carbide Corporation, and the Savings Plan for Employees of Union Carbide Corporation and Participating Subsidiary Companies, which merger was effective January 1, 1991. Effective January 1, 1991, this Plan also includes an employee stock ownership plan within the meaning of Section 4975(e)(7) of the Code.

     Effective June 1, 1993, all assets previously held in the General Savings Fund were transferred to the Fixed Income Fund under the Plan.

     Effective January 1, 1995, the name of the Plan was changed to the "Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies."

     The Plan is for the exclusive benefit of Union Carbide Corporation's eligible employees and their beneficiaries and the eligible employees and their beneficiaries of any company, partnership or other entity adopting this Plan pursuant to the terms hereof. Except as otherwise provided herein, participation in this Plan by employees is entirely voluntary.

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1. Definitions. As used in this Plan, the following terms shall have the designated meanings.

     1.1 "Additional Company Contributions" shall mean the Company Contribution which was a matching contribution, made in accordance with Section
B.4 of Article I of the Savings Plan, prior to January 1, 1991.

     1.2 "Additional Contribution" shall mean a contribution to a Participant's Before Tax Account made pursuant to Section 2.3.2 of this Plan.

     1.3 "Affiliate" shall mean, except as otherwise provided in Article IV, each of: (a) any corporation (other than an Employer) of which at least 80% of the total combined voting power of all classes of stock entitled to vote is owned at the time of reference, either directly or indirectly, by the Company;
(b) any other trade or business (other than an Employer), whether or not incorporated, which, at the time of reference, is controlled by or under common control with an Employer, within the meaning of section 414(c) of the Code; or
(c) any member (other than an Employer), at the time of reference, of an affiliated service group within the meaning of section 414(m) of the Code, which includes an Employer.

     1.4 "Alternate Payee" shall mean any spouse, former spouse, child or other dependent of a Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, the benefits payable under the Plan with respect to such Participant.

     1.5 "Basic Deduction" shall mean the basic after-tax contribution to a Participant's Personal Investment Account made pursuant to Section 2.6 of this Plan.

     1.6 "Before Tax Account" shall mean an account setting forth a Participant's interest in the Trust Fund as provided in Article III of the Plan.

     1.7 "Before Tax Contribution" shall mean the basic before-tax contribution to a Participant's Before Tax Account made pursuant to Section 2.3 of this Plan.

     1.8 "Beneficiary" shall mean the person, persons, trust or estate entitled under Section 5.1.3 to receive any amount under this Plan in the event of a Participant's death.

     1.9 "Code" shall mean the Internal Revenue Code of 1986, as from time to time amended. Reference to a specific provision of the Code shall include such provision, any valid regulation promulgated thereunder and any comparable provision of future legislation that amends, supplements or supersedes such provision.

     1.10 "Committee" or "Administrative Committee" shall mean the Administrative Committee provided for in Article X of this Plan.

     1.11  "Common Stock" shall mean the common stock of Dow.

     1.12 "Company" or "Corporation" shall mean Union Carbide Corporation, a New York corporation, any predecessor thereof, and any successor thereof by merger, consolidation or otherwise.

     1.13 "Compensation" shall mean a Participant's regular, basic salary or basic hourly rate of pay for his regularly scheduled hours including, without limitation, part or all of a Participant's sales commission, any shift premium, shift bonus or sales bonus paid to the Participant, and, to the extent determined by the Committee, lump sum payments in lieu of increases to the Participant's basic hourly rate of pay or salary increases, and incentive compensation awards as designated by the Committee on a non-discriminatory basis, received from the Employer for the established regular working schedule of the Participant, determined prior to any reduction in such rate of compensation for any Before Tax Contributions and Additional Contributions to this Plan or any contributions made on behalf of such Participant to the Union Carbide Corporation Cafeteria Plan or any successor plans thereto or any other plan maintained by the Company which meets the requirements of Code sections 401(a) and 401(k) or any other plan maintained by the Company which meets the requirements of Code section 125 and which provides for pre-tax contributions. The determination of the Committee as to what constitutes Compensation under this Section 1.13 shall be conclusive. Notwithstanding the foregoing, a Participant's Compensation in excess of $170,000 in any Plan Year shall not be taken into account under the Plan for any purpose. Such $170,000 limitation shall be adjusted in accordance with Section 401(a)(17) of the Code.

     1.14 "Disability" shall mean a Participant's total physical or mental inability to perform any work for compensation or profit in any occupation for which he is reasonably qualified by reason of training, education or ability, and which is adjudged to be permanent, as determined by the Committee on the basis of medical evidence satisfactory to it.

     1.15 "Domestic Relations Order" shall mean any judgment, decree, or order (including approval of a property settlement agreement) which is: (a) related to the provision of child support, alimony payments, or marital property rights to a spouse, former spouse, child or other dependent of a Participant; and (b) made pursuant to a state domestic relations law (including a community property law).

     1.16 "Dow" shall mean The Dow Chemical Company, a Delaware corporation, any predecessor thereof, and any successor thereof by merger, consolidation or otherwise.

     1.17 "Earnings" for any Limitation Year means total compensation actually paid or made available by the Company and its Affiliates for such year, including, but not limited to, bonuses, income from sources without the United States whether or not excludable for Federal income tax purposes, amounts related to the value of property transferred in connection with the performance of services which are includable for Federal income tax purposes under Code Section 83(b), amounts includable in income under Code Section 132 or any successor section thereto, and taxable income attributable to employer-provided life insurance. Earnings shall not include deferred compensation (other than payments under an unfunded plan that are currently includable in income), amounts realized from the exercise of a non-qualified stock option or a stock appreciation right, exercise payments under a stock option plan, amounts contributed on behalf of a Participant to a plan which meets the requirements of Code Sections 401(a) and 401(k), amounts contributed on a pre-tax basis to the Union Carbide Corporation Cafeteria Plan or to any other plan which meets the requirements of Code Section 125, or other distributions which receive special tax benefits. A Participant's Earnings in excess of $150,000 shall not be taken into account under the Plan. Such $150,000 limitation shall be adjusted at the same time and in such manner as the limitation set forth in Section 415(b)(1)(A) of the Code is adjusted under
Section 415(d) of the Code.

     1.18 "Eligible Employee" shall mean any Employee, other than an Employee who is a member of a class of Employees excluded from coverage under this Plan pursuant to Section 2.2, if such individual: (a) is compensated on a salaried, hourly, or commission basis; and (b) is an Eligible Employee as described under
Section 2.1 of the Plan.

     1.19 "Employee" shall mean: (a) any individual who, under the rules applicable in determining the employer-employee relationship for purposes of section 3121 of the Code, has the status of an employee of an Employer or an Affiliate; (b) any officer of an Employer or an Affiliate; and (c) any United States citizen employed on a salaried or commission basis outside the United States, its territories, possessions or Puerto Rico by the Company or a Subsidiary while designated by the Company as an internationally assigned employee of the Company. Effective February 1, 1996, an individual who is (i) a resident of Puerto Rico, and (ii) employed by a Puerto Rico subsidiary of the Company that has adopted this Plan, shall be treated as an Employee for purposes of this Plan.

     1.20 "Employer" shall mean (a) the Company, and (b) any other Subsidiary which has adopted this Plan in accordance with Section 11.5.

     1.21 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as from time to time amended. Reference to a specific provision of ERISA shall include such provision, any valid regulation promulgated thereunder and any comparable provision of future legislation that amends, supplements or supersedes such provision.

     1.22 "ESOP Account" shall mean the separate account for each Participant which shall account for his share of the Trust attributable to ESOP Contributions. Each Participant's ESOP Account shall consist of two subaccounts: an ESOP 401(k) Account and an ESOP Savings Account.

     1.23 "ESOP Contributions" shall mean any contribution by the Company to the Plan pursuant to Section 2.5 or Section 2.9 of the Plan.

     1.24 "ESOP 401(k) Account" shall mean the subaccount portion of a Participant's ESOP Account established for ESOP Contributions made in accordance with Section 2.5.

     1.25 "ESOP Loan" shall mean any loan or other extension of credit the proceeds of which are used by the ESOP Trustee to finance the acquisition of ESOP Stock, or to refinance an ESOP Loan.

     1.26 "ESOP Loan Contributions" shall mean any ESOP Contribution by the Company which shall be used to fund the payment of any ESOP Loan in accordance with the provisions of Article VI.

     1.27 "ESOP Savings Account" shall mean the subaccount portion of a Participant's ESOP Account established for ESOP Contributions made in accordance with Section 2.9.

     1.28  "ESOP Stock" shall mean Common Stock.

     1.29 "ESOP Suspense Account" shall mean the account under which ESOP Stock purchased with an ESOP Loan is held until released and allocated to Participants pursuant to Article VI.

     1.30 "ESOP Trust Agreement" shall mean the agreement between the Company and the ESOP Trustee under which the ESOP portion of the Plan is funded, as such agreement may be amended from time to time.

     1.31 "ESOP Trustee" shall mean the trustee or trustees from time to time designated under the ESOP Trust Agreement.

     1.32 "401(k) Plans" shall mean the 401(k) Opportunity Plan for Salaried Employees of Union Carbide Corporation and the 401(k) Opportunity Plan for Hourly Employees of Union Carbide Corporation, as from time to time in effect until December 31, 1990.

     1.33 "Highly Compensated Employee" shall mean any Employee who (a) was a 5% owner at any time during the year or the preceding year, or (b) for the preceding year, had compensation from the Employer in excess of $85,000 (as indexed for inflation) and was in the top 20% of Employees by compensation for such preceding year.

     1.34 "Merger Date" shall mean the date a subsidiary of Dow is merged into the Company.

     1.35  "Normal Retirement Date" shall mean a Participant's 65th birthday.

     1.36 "Participant" shall mean an Eligible Employee who becomes a Participant in this Plan pursuant to Section 2.1.

     1.37 "Personal Investment Account" shall mean an account setting forth a Participant's interest in the Trust Fund as provided in Article III of the Plan.

     1.38 "Plan" shall mean this Savings and Investment Program for Employees of Union Carbide Corporation and Participating Subsidiary Companies. Reference to the "Plan" prior to December 31, 1990 shall mean a 401(k) Plan or the Savings Plan, as applicable.

     1.39 "Plan Year" shall mean the 12-month period starting January 1 and ending December 31.

     1.40 "Qualified Domestic Relations Order" shall mean a qualified Domestic Relations Order as defined in Code Section 414(p) and ERISA Section 206(3).

     1.41 "Retirement Program" shall mean the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies.

     1.42 "Savings Plan" shall mean the Savings Plan for Employees of Union Carbide Corporation and Participating Subsidiary Companies, as from time to time in effect until December 31, 1990.

     1.43 "Subsidiary" shall mean (a) any Affiliate, and (b) any other corporation, partnership or other entity, other than an Employer, 20% or more of which is owned at the time of reference, either directly or indirectly, by the Company.

     1.44 "Supplemental Deduction" shall mean a contribution to a Participant's Personal Investment Account made pursuant to Section 2.6 of the Plan.

     1.45 "Supplemental Deposit" shall mean a contribution to a Participant's Personal Investment Account made pursuant to Section 2.7 of the Plan.

     1.46 "Termination of Employment" and similar references shall mean a Participant's ceasing to be employed by an Employer or a Subsidiary for any reason. A transfer between employment by an Employer and employment by a Subsidiary, between employment by Employers or Subsidiaries, or between employment compensated on a salaried basis and employment compensated on an hourly basis shall not constitute a termination of employment.

     1.47 "Trust Agreement" shall mean any agreement between the Company and the Trustee under which this Plan is funded, as such agreement may be amended from time to time.

     1.48 "Trust Fund" shall mean the fund created by the Trust Agreement and the ESOP Trust Agreement.

     1.49 "Trustee" shall mean the trustee or trustees from time to time designated under the Trust Agreement and ESOP Trust Agreement.

     1.50 "Valuation Date" shall mean each December 31, and any other date as of which the Committee, in its sole discretion, determines the value of all or any portion of the Trust Fund or determines the actual deferral percentage, as defined in section 401(k)(3)(B) of the Code, of any Employee or any group of Employees.

                                  ARTICLE II

                   PARTICIPATION, CONTRIBUTIONS AND VESTING
                   ----------------------------------------

     2.1  Participation.
          -------------

          2.1.1 Any Regular Employee of the Company, or any United States citizen who is employed by the Company or by a foreign subsidiary or affiliated company which has adopted the Plan while designated as an Internationally Assigned Employee by the Company, may be an Eligible Employee under this Plan. A "Regular Employee" is an Employee who is scheduled to work more than 50% of the set work hours at his location or actually works at least 1,000 hours a year. Any person who has been "lawfully admitted for permanent residence" in the United States, as that term is defined in 8 U.S.C. (S)110 (a)(20), whose initial employment with the Company was in the United States, who was a Participant in this Plan (or the Savings Plan or a 401(k) Plan) immediately prior to transferring to the employ of a foreign subsidiary or affiliated company which has adopted the Plan shall be eligible to continue to be a Participant in this Plan while employed by the foreign subsidiary or affiliated company.

          2.1.2 An Eligible Employee shall become a Participant in this Plan upon his authorizing his Employer to reduce his Compensation for each pay period by an amount or to make contributions determined in accordance with
     Section 2.3, 2.6 or 2.7.

          2.1.3 An Eligible Employee shall cease to be a Participant in this Plan upon the complete distribution to him of his Before Tax Account, Personal Investment Account and ESOP Accounts.

          2.1.4 An Eligible Employee who is temporarily transferred by the Company to the employ of a foreign Subsidiary or Affiliate shall be eligible to continue to participate in the Plan while temporarily assigned outside the United States if, immediately prior to such transfer, such Eligible Employee:

                  (i) is employed in the United States by the Company or an Affiliate; and

                  (ii) is a Participant in the Plan.

     2.2 Exclusions. (a) The following employees are not within the coverage of the Plan:

               (i) Individuals who perform services for an Employer as leased employees. For purposes of this Section 2.2(a)(i) the term "leased employee" means any person (other than an Employee of the Employer) who, pursuant to an agreement between the Employer and any other person (the "leasing organization"), has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)) on a substantially full-time basis for a period of at least one year, if such services are performed under the primary direction or control of the Employer.

               (ii) Individuals (if any) who are considered by an Employer to be independent contractors and employees of such independent contractors, but who may be determined for any other purpose to be employees of an Employer. The characterization by an Employer on its books and records of the relationship of the individual and an Employer shall be conclusive of the individual's status for purposes of this Plan.

              (iii) Any individual who becomes a part-time or temporary employee, unless such individual's employment status is changed from full-time to part-time by action of the Employer. For purposes of this
          Section 2.2, any individual who is scheduled to work fewer than 1,000 hours a year will be considered a part-time employee. Any individual hired for work of a temporary nature without the intention of re-employing such individual intermittently will be considered a temporary employee.

          (b) The Committee reserves the right, in its sole discretion, to exclude from coverage as an Eligible Employee any class or classes of Employees, provided that any such exclusion does not discriminate in favor of Employees who are shareholders, officers, or highly compensated, as determined in accordance with Code Section 410.

     2.3  Before Tax Contributions and Additional Contributions.

          2.3.1 A Participant may authorize his Employer to reduce his Compensation, the amount of which reduction shall be paid to the Trustee for such Participant's Before Tax Account as Before Tax Contributions. The reduction in Compensation authorized by a Participant as a Before Tax Contribution shall range from 1% to 7 1/2%, inclusive, of his Compensation, in multiples of 1/2%. The sum of a Participant's Before Tax Contributions under this Section 2.3 and his Basic Deductions under Section 2.6 shall be not less than 1% of his Compensation and not more than 7 1/2% of his Compensation.

               2.3.2 If the Committee determines that contributions made under this Section 2.3 will not cause the Plan to fail to meet the actual deferral percentage tests in section 401(k)(3)(A) of the Code, the Committee, in its sole discretion, may permit Participants who have authorized the maximum allowable reduction in their Compensation for Before Tax Contributions to authorize additional reductions in their Compensation, the amount of which reductions shall be paid to the Trustee for such Participant's Before Tax Account as Additional Contributions. If permitted by the Committee, reductions for Additional Contributions shall range from 1/2% of the Participant's Compensation to such upper limit as the Committee may set, but in no event more than 10% of the Participant's Compensation, in multiples of 1/2%; provided, however, that the sum of a Participant's Additional Contributions under this Section and his Supplemental Deductions under
          Section 2.6 shall not exceed 10% of his Compensation. The Committee may suspend the right to authorize Additional Contributions and may raise or reduce the limit on Additional Contributions (subject to the maximum and minimum limits set forth in this Section 2.3.2) at any time.

               2.3.3 Additional Contributions shall not be taken into consideration in determining the ESOP Contribution to be allocated to any Participant.

               2.3.4 In no event shall a Participant's Before Tax Contributions and Additional Contributions for a Plan Year exceed the limit set forth in Code Section 402(g), as such amount is adjusted annually by the Internal Revenue Service; for 2001, this amount is $10,500. However, if the Committee relies upon Section 5.4.2(b) to permit a hardship withdrawal by the Participant, such limitation shall be reduced for the year following the year in which such withdrawal is made by the amount of the Participant's Before Tax Contributions and Additional Contributions in the year such withdrawal is made. If any deferral in excess of such limitation is made, then the Committee may, in its discretion, return to the Participant such excess deferral and any income thereon not later than April 15 of the taxable year following the taxable year in which such excess deferral occurred.

               2.3.5 Within the limits of Sections 2.3.1 and 2.3.2, a Participant may, at any time, increase or decrease the amount by which his Compensation is reduced for Before Tax Contributions and Additional Contributions for subsequent pay periods.

     2.4  Adjustment of Before Tax Contributions.

          2.4.1 Notwithstanding anything to the contrary in this Article II, the Committee may prospectively decrease a Participant's authorized reduction in his Compensation at any time if the Participant is a Highly Compensated Employee and the Committee determines, in its sole discretion, that such action is necessary in order for the Plan to meet the actual deferral percentage tests under Section 401(k)(3)(A) of the Code as described in Section 2.16.

          2.4.2 If the Committee determines it is necessary to prospectively decrease any such Participant's authorized reduction under this Section 2.4, it shall first decrease by 1/2% the authorized reductions of all such Participants who authorized the maximum reduction in their Compensation, determined without regard to this Section 2.4. If the Committee determines further decreases are necessary, it shall decrease by 1/2% the authorized reductions of all such Participants whose authorized reductions in their Compensation are the largest, determined after taking all previous reductions under this Section 2.4 into account. The Committee shall continue to make such decreases in multiples of 1/2% until it determines that the actual deferral percentage tests in section 401(k)(3)(A) of the Code have been met.

          2.4.3 Any Before Tax Contributions which would have been made to this Plan on behalf of a Participant but for the decrease in his authorized Compensation reduction under this Section 2.4 shall be paid by his Employer as a Basic Deduction pursuant to Section 2.6 and such Employer shall make an Additional Company Contribution as defined in Section 2.9 on account of such Basic Deduction. If the Participant has not elected to make Basic Deductions under Section 2.6, such amounts shall be invested in a Personal Investment Account established for such Participant and shall be allocated among the investment options in such account in the same proportions as the latest Before Tax Contribution for his Before Tax Account. If the Participant has elected to make Basic Deductions under Section 2.6 such amounts shall be invested in his Personal Investment Account and allocated among the various investment options in such account, in the same proportions as:

               2.4.3.1  His latest Basic Deductions under Section 2.6; or

               2.4.3.2  If he has never made any such Basic Deductions under
          Section 2.6, his latest Supplemental Deductions under Section 2.6; or

               2.4.3.3 If he has never made any such Basic Deductions or Supplemental Deductions, his latest Supplemental Deposits as defined in Section 2.7.

          2.4.4 If the Committee determines, in its sole discretion, that it is no longer necessary to decrease a Participant's authorized Compensation reduction under this Section 2.4, the Committee shall increase the authorized Compensation reductions of all Participants who had such reductions decreased, in multiples of 1/2%, until all such Participants have their authorized Compensation reductions restored to their originally authorized level or the Committee determines that the actual deferral percentage tests of section 401(k)(3)(A) of the Code will not be met, whichever occurs first.

          2.4.5 When increasing or decreasing any Participant's authorized Compensation reduction under this Section 2.4, the Committee shall treat all Participants who authorized the same reduction in their Compensation in the same manner.

          2.4.6 Any action taken by the Committee under this Section 2.4 may be taken without the consent of, or prior notice to, the affected Participants, but such Participants shall be promptly informed in writing of the Committee's action.

          2.4.7 If, notwithstanding subsections 2.4.3.1, 2.4.3.2 and 2.4.3.3, a Basic Deduction, Supplemental Deduction, or Supplemental Deposit is made on behalf of a Participant which results in the limitations set forth in section 401(m) of the Code being exceeded, then such excess and any earnings thereon may be returned to the Participant.

     2.5 ESOP Contributions For Before Tax Contributions. At the time Before Tax Contributions are paid to the Trustee on behalf of a Participant, the Participant's Employer shall, to the extent permitted under Section 2.3.1, pay to the ESOP Trustee as an ESOP Contribution for such Participant an amount so that ESOP Stock with a value equal to 75% of the Before Tax Contributions paid to the Trustee on behalf of such Participant will be allocated to such Participant's ESOP 401(k) Account.

     2.6  Basic and Supplemental Deductions.

          2.6.1 A Participant may authorize his Employer to make Basic Deductions and, subject to the provisions of Section 2.6.3, Supplemental Deductions, on each pay day from his current Compensation, and to pay over such Deductions to the Trustee.

          2.6.2 The Basic Deductions authorized by a Participant shall range from 1% to 7 1/2%, inclusive, of the Participant's Compensation in multiples of 1/2%; provided, however, that the sum of a Participant's Basic Deductions under this Section 2.6 and Before Tax Contributions under
     Section 2.3 shall not be less than 1% of the Participant's Compensation and not more than 7 1/2% of the Participant's Compensation.

          2.6.3 The Supplemental Deductions authorized by a Participant shall range from 1/2% to 10%, inclusive, of the Participant's Compensation, in multiples of 1/2%; provided, however, that the sum of a Participant's Supplemental Deductions under this Section 2.6 and the Participant's Additional Contributions under Section 2.3 shall not exceed 10% of the Participant's Compensation.

          2.6.4 A Participant may increase or decrease his Deductions within these limits for subsequent pay periods.

     2.7  Supplemental Deposits. In addition to any Deductions described under
Section 2.6 hereof, a Participant may make Supplemental Deposits to the Trustee, in an amount of at least $100, not in excess of 10% of the aggregate current compensation paid to him since July 1, 1983 while he was a Participant making Basic Deductions in this Plan or the Savings Plan, less any Supplemental Deductions or prior Supplemental Deposits made since July 1, 1973. However, in no event shall the sum of a Participant's Supplemental Deductions, Supplemental Deposits, Additional Contributions under Section 2.3 of the Plan and voluntary contributions to all other qualified plans of the Company exceed 10% of such Participant's aggregate current compensation paid since July 1, 1973 while he was a Participant making Basic Deductions in this Plan or the Savings Plan. A Participant may make Supplemental Deposits under this Section 2.7 only during the month of December.

     2.8 Transfers from Before Tax Accounts. Any amounts which would have been contributed to the Plan on behalf of an eligible employee but for the provisions of Section 2.4 hereof shall be paid by the Company to this Plan as a Basic Deduction, and the Company shall make an ESOP Contribution to this Plan for such eligible employee on account of such Basic Deduction in accordance with the provisions of Section 2.9, unless otherwise directed by the Participant. If the Participant does not maintain a Personal Investment Account in the Plan at the time a Basic Deduction is made for such eligible employee under this Section 2.8, then, unless otherwise directed by the Participant, the amount of the Basic Deduction shall be invested in a Personal Investment Account established for such eligible employee and shall be allocated among the investment options in such account in the same proportions as the latest Before Tax Contribution made to the Plan on behalf of the Participant. If the Participant does maintain a Personal Investment Account in this Plan, then, unless otherwise directed by the Participant, such amounts shall be allocated among the various investment options in the Participant's Personal Investment Account, in the same proportions as:

          (a)  the Participant's latest Basic Deductions for the Plan; or

          (b) if the Participant has never made any such Basic Deductions for the Plan, the Participant's latest Supplemental Deductions for the Plan; or

          (c) if the Participant has never made any such Basic Deductions or Supplemental Deductions for the Plan, the Participant's latest Supplemental Deposits for the Plan.

     2.9  ESOP Contributions For Basic Deductions.

          2.9.1 At the time a Participant's Basic Deduction is paid to the Trustee, the employing Company shall, to the extent permitted under Section 2.6, pay to the ESOP Trustee as an ESOP Contribution an amount so that ESOP Stock with a value equal to 75% of the Basic Deductions paid to the Trustee on behalf of such Participant will be allocated to such Participant's ESOP Savings Account.

          2.9.2 No ESOP Contributions shall be made on account of any Supplemental Deductions or Supplemental Deposits made by a Participant.

     2.10 Vesting. A Participant's right to his Before Tax Account, Personal Investment Account, and ESOP Account is non-forfeitable (within the meaning of section 411 of the Code) at all times.

     2.11  Revocation of Compensation Reduction.

           2.11.1 A Participant may revoke his authorization for the reduction of his Compensation for Before Tax Contributions, Basic Deductions and Additional Contributions in a time and manner authorized by the Committee. If a Participant revokes his authorization for the reduction of his Compensation for Before Tax Contributions and Basic Deductions, the related ESOP Contributions will be suspended.

          2.11.2 Supplemental Deductions are automatically suspended whenever Basic Deductions are suspended.

          2.11.3 A Participant may suspend or resume Supplemental Deductions at any time.

          2.11.4 Authorizations for a reduction in a Participant's Compensation for Before Tax Contributions and Additional Contributions or Basic Deductions which a Participant has revoked may be reinstated by the Participant in a time and manner authorized by the Committee. If a Participant reinstates the authorization for a reduction in his Compensation for Before Tax Contributions or Basic Deductions, the related ESOP Contributions will be resumed.

          2.11.5 If the Committee relies upon Section 5.4.2.(b) to permit a hardship withdrawal by the Participant, such Participant's right to make Before Tax Contributions, Basic Deductions, Supplemental Deductions, Supplemental Deposits and Additional Contributions shall be suspended for a period of 12 months after the hardship withdrawal is received by the Participant.

     2.12 Limitations on Contributions. As described in Article IV, in no event shall the annual sum of the Before Tax Contributions, Additional Contributions, Basic Deductions, Supplemental Deductions, ESOP Contributions and Supplemental Deposits for a Participant's Before Tax Account, Personal Investment Account and ESOP Accounts in any Plan Year exceed the lesser of $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code) or 25 percent of the Participant's Earnings for such Plan Year.

     2.13  Allocations of Contributions.

           2.13.1 A Participant's Before Tax Contributions and Additional Contributions shall be held in the Trust Fund in a Before Tax Account established for such Participant, and invested and valued in accordance with Article III.

          2.13.2 A Participant's Basic Deductions, Supplemental Deductions and Supplemental Deposits shall be paid to the Trustee exclusively for the Participant's Personal Investment Account, and invested and valued in accordance with Article III.

          2.13.3 All ESOP Contributions paid to the Plan in accordance with this Section shall constitute ESOP Loan

     Contributions and shall be used in accordance with the provisions of
     Article VI hereof.

     2.14 Union Carbide Marble Care, Inc. Notwithstanding any other provision of this Plan, the provisions of Sections 2.5 and 2.9 hereof shall not apply to the Employees of Union Carbide Marble Care, Inc. and there shall be no Employer matching contributions made on behalf of such Employees.

     2.15 Additional ESOP Allocation. (a) As of March 31, 1994, each Eligible Employee (as defined in Section 2.1.1) who was classified as grade 15 or below and who was not eligible for participation in the 1994 Union Carbide Mid-Management Variable Compensation Plan, received an allocation of 40 shares of ESOP Stock from the ESOP Suspense Account. Such allocation shall be referred to as the "Additional ESOP Allocation." Eligible Employees who are not otherwise Participants in the Plan, shall be considered Participants in the Plan with respect to their Additional ESOP Allocations.

          (b) For Participants receiving an Additional ESOP Allocation who have an ESOP 401(k) Account under the Plan, the Additional ESOP Allocation was allocated to such ESOP 401(k) Account. For all other such Participants, an ESOP 401(k) Account was established for the allocation of the Additional ESOP Allocation.

          (c) Other than for purposes of discrimination testing under Section 401(k) or 401(m) of the Code, Additional ESOP Allocations shall be treated in the same manner as ESOP Contributions under the Plan and references to ESOP Contributions in the Plan shall include Additional ESOP Allocations.

          (d) A Participant shall always be 100% vested in his Additional ESOP Allocation.

     2.16  Actual Deferral Percentage.

           2.16.1 With respect to any Plan Year the Actual Deferral Percentage for eligible Employees who are Highly Compensated Employees (for purposes of this Section 2.16, any individual described in Section 414(q) of the
     Code) shall not exceed the greater of:

                    (i) the Actual Deferral Percentage for the eligible Employees who are Nonhighly Compensated Employees (for purposes of this Section 2.16, any individual who is not a Highly Compensated Employee) for the Plan Year multiplied by 1.25, or

                    (ii) the Actual Deferral Percentage for the eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided, however, that the Actual Deferral Percentage for the eligible Employees who are Highly Compensated Employees may not exceed the Actual Deferral Percentage for the eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          2.16.2 Notwithstanding Section 2.16.1(i) and (ii) above, if this Plan does not satisfy both the one hundred twenty-five percent (125%) test set forth in subparagraph 2.16.1(i) above, and the one hundred twenty-five percent (125%) test set forth in Section 2.18.1(i) below, and one or more Highly Compensated Employees of the Employer are eligible to participate in this Plan and any other qualified plan maintained by the Employer which is subject to Section 401(m) of the Code (other than an employee stock ownership plan as defined in Section 4975(e) of the Code), the following shall apply: The sum of the Actual Deferral Percentage of the Highly Compensated Employees under this Plan and the Contribution Percentage of Highly Compensated Employees under this Plan and any other qualified plans maintained by the Employer subject to Section 401(m) of the Code (other than employee stock ownership plans as defined in Section 4975(e) of the
     Code) shall not exceed the greater of the following:

          (a)  The sum of:

               (i) 1.25 multiplied by the greater of: (1) the Actual Deferral Percentage of the Nonhighly Compensated Employees under this Plan; or
          (2) the Contribution Percentage of the Nonhighly Compensated Employees under this Plan and any other qualified plan maintained by the Employer subject to Section 401(m) of the Code (other than an employee stock ownership plan as defined in Section 4975(e) of the Code); and

               (ii) Two (2) plus the lesser of: (A) subparagraph (a)(i)(1) or
          (B) subparagraph (a)(i)(2) above; or

          (b)  the sum of:

               (i) 1.25 multiplied by the lesser of: (1) the Actual Deferral Percentage of the Nonhighly Compensated Employees under this Plan; or
          (2) the Contribution Percentage of the Nonhighly Compensated Employees under this Plan and any other qualified plan maintained by the Employer subject to Section 401(m) of the Code (other than an employee stock ownership plan as defined in Section 4975(e) of the
          Code); and

               (ii) Two (2) plus the greater of: (A) subparagraph (b)(i)(1) or
          (B) subparagraph (b)(i)(2) above.

          In the event this Plan exceeds the limitation of this Section 2.16.2, the Actual Deferral Percentage or the Contribution Percentage shall be reduced in accordance with Sections 2.17 or 2.19 of this Plan. For purposes of applying the limitations of this Section 2.16.2, the Actual Deferral Percentage shall be determined after adjustment under Section 2.17 and the Contribution Percentage shall be determined after adjustment under Section 2.19.

          2.16.3 The Actual Deferral Percentage for a specified group of eligible Employees for a Plan Year is the average of the ratios (calculated separately for each eligible Employee in such group) of (i) the amount of the Before Tax Contributions and Additional Contributions for such Plan Year to (ii) each eligible Employee's Compensation for such Plan Year.

          2.16.4 For purposes of this Section 2.16, the Actual Deferral Percentage for any eligible Employee who is a Highly Compensated Employee for the Plan Year and who is eligible to have Before Tax Contributions and Additional Contributions allocated to his account under two or more plans or arrangements described in Section 401(k) of the Code that are maintained by the Employer shall be determined as if all such Before Tax Contributions and Additional Contributions were made under a single arrangement.

          2.16.5 The determination and treatment of the Before Tax Contributions, Additional Contributions and Actual Deferral Percentage of any Participant shall satisfy Section 401(k)(3) of the Code and Section 1.401(k)-1(b) of the Treasury's Regulations, and such other requirements as may be prescribed by the Secretary of the Treasury.

     2.17  ADP Adjustments. Notwithstanding anything to the contrary in this
Article II, in the event the Committee determines that the Plan does not meet the actual deferral percentage tests under Section 401(k)(3)(A) of the Code for a Plan Year, the Committee may adjust Before Tax Contributions and/or Additional Contributions made to the Plan for such Plan Year pursuant to the options set forth below:

          2.17.1 On or before the fifteenth day of the third month following the end of the Plan Year, the excess contributions of the

     Highly Compensated Employee(s) with the highest actual deferral percentage(s) shall be distributed to him and/or recharacterized as Basic Deductions and/or Supplemental Deductions until one of the actual deferral percentage tests is satisfied, or until his actual deferral percentage equals the actual deferral percentage(s) of the Highly Compensated Employee(s) having the next highest actual deferral percentage. This process shall continue until one of the actual deferral percentage tests is satisfied.

          2.17.2 A Highly Compensated Employee's excess contributions shall mean such Employee's Before Tax Contributions or Additional Contributions which must be reduced for the Employee's actual deferral percentage to equal the highest permitted actual deferral percentage under the Plan. In determining the amount of excess contributions to be distributed and/or recharacterized with respect to an affected Highly Compensated Employee as determined herein, such amount shall be reduced by any excess contributions previously distributed to such Highly Compensated Employee for the taxable year ending with or within such Plan Year, and any ESOP Contributions which relate to such excess contributions.

          2.17.3 With respect to a distribution of excess contributions pursuant to Section 2.17.1, such distribution:

          (a) may be postponed but not later than the close of the Plan Year following the Plan Year to which they are allocable;

          (b) shall be made first from Additional Contributions and, thereafter, from Before Tax Contributions. ESOP Contributions which relate to such Before Tax Contributions shall be forfeited;

          (c)  shall be adjusted for income; and

          (d) shall be designated by the Committee as a distribution of excess contributions and income.

          2.17.4 With respect to a recharacterization of excess contributions pursuant to Section 2.17.1, such recharacterized amounts:

          (a) shall be deemed to have occurred on the date on which the last of those Highly Compensated Employees with excess contributions to be recharacterized is notified of the recharacterization and the tax consequences of such recharacterization;

          (b) shall be treated as voluntary employee contributions for purposes of Code Section 401(a)(4) and Regulation 1.401(k)-1(b), and shall remain subject to the restrictions on distributions that apply to elective contributions pursuant to Regulation Section 1.401(k)-1(f)(3)(ii). In addition, for purposes of Sections 8.1 and 8.2 hereof, recharacterized excess contributions shall continue to be treated as employer contributions that are deferred compensation; and

          (c) are not permitted if the amount recharacterized plus Basic Deductions, Supplemental Deductions and Supplemental Deposits actually made by such Highly Compensated Employee, exceed the maximum amount of such contributions (determined prior to application of Section 2.19) that such Highly Compensated Employee is permitted to make under the Plan.

          2.17.5 Any excess contributions to be distributed or recharacterized under this Article II shall be reduced by any excess deferrals previously distributed to the Employee.

     2.18  Contribution Percentage.

           2.18.1 With respect to any Plan Year the Contribution Percentage for eligible Employees who are Highly Compensated Employees (for purposes of this Section 2.18, any individual who is described in Section 414(q) of the Code) shall not exceed the greater of:

               (i) the Contribution Percentage for the eligible Employees who are Nonhighly Compensated Employees (for purposes of this Section 2.18, any individual who is not Highly Compensated Employee) for the Plan Year multiplied by 1.25; or

               (ii) the Contribution Percentage for the eligible Employees who are Nonhighly Compensated Employees for the Plan Year multiplied by 2, provided, however, that the Contribution Percentage for the eligible Employees who are Highly Compensated Employees may not exceed the Contribution Percentage for the eligible Employees who are Nonhighly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

          2.18.2 Notwithstanding Section 2.18.1(i) and (ii) above, if this Plan does not satisfy both the one hundred twenty-five percent (125%) test set forth in Section 2.18.1(i) above, and the one hundred twenty-five percent (125%) test set forth in Section 2.16.1(i) above, and one or more Highly Compensated Employees of the Employer are eligible to participate in this Plan and any other qualified plan maintained by the Employer which is subject to Section 401(m) of the Code (other than an employee stock ownership plan as defined in Section 4975(e) of the Code), the following shall apply: The sum of the Actual Deferral Percentage of the Highly Compensated Employees under this Plan and the Contribution Percentage of Highly Compensated Employees under this Plan and any other qualified plans maintained by the Employer subject to Section 401(m) of the Code (other than employee stock ownership plans as defined in Section 4975(e) of the Code) shall not exceed the greater of the following:

          (a)  the sum of:

               (i) 1.25 multiplied by the greater of: (1) the Actual Deferral Percentage of the Nonhighly Compensated Employees under this Plan; or
          (2) the Contribution Percentage of the Nonhighly Compensated Employees under this Plan and any other qualified plan maintained by the Employer subject to Section 401(m) of the Code (other than an employee stock ownership plan as defined in Section 4975(e) of the Code); and

               (ii) Two (2) plus the lesser of: (A) subparagraph (a)(i)(1) or
          (B) subparagraph (a)(i)(2) above.

          (b)  the sum of:

               (i) 1.25 multiplied by the lesser of: (1) the Actual Deferral Percentage of the Nonhighly Compensated Employees under this Plan; or
          (2) the Contribution Percentage of the Nonhighly Compensated Employees under this Plan and any other qualified plan maintained by the Employer subject to Section 401(m) of the Code (other than an employee stock ownership plan as defined in Section 4975(e) of the Code); and

               (ii) Two (2) plus the greater of: (A) subparagraph (b)(i)(1) or
          (B) subparagraph (b)(i)(2) above.

     In the event this Plan exceeds the limitation of this Section 2.18.2, the Actual Deferral Percentage or the Contribution Percentage shall be reduced in accordance with Section 2.17 or 2.19 of this Plan.

          2.18.3 The Contribution Percentage for a specified group of eligible Employees for a Plan Year is the average of the ratios (calculated separately for each eligible Employee in such group) of

     (i) the amount of the sum of ESOP Contributions, Additional Company Contributions, Basic Deductions, Supplemental Deductions and Supplemental Deposits for such Plan Year to (ii) each eligible Employee's Compensation for such Plan Year.

           2.18.4 For purposes of this Section 2.18, if two or more plans of the Employer to which ESOP Contributions, Additional Company Contributions, Basic Deductions, Supplemental Deductions, Supplemental Deposits, Before Tax Contributions and Additional Contributions are made, are treated as one plan for purposes of Code Section 410(b), such plans shall be treated as one plan for purposes of this Section 2.18. In addition, if a Highly Compensated Employee participates in two or more plans described in Code
     Section 401(a) or arrangements described in Code Section 401(k) which are maintained by the Employer to which such contributions are made, all such contributions shall be aggregated for purposes of this Section 2.18.

          2.18.5 The Contribution Percentage for a Highly Compensated Employee shall be determined by including ESOP Contributions and Additional Company Contributions, Basic Deductions, Supplemental Deductions, Supplemental Deposits, and Compensation of Family Members (for purposes of this Section 2.18, any individual who is described in Section 414(q)(6)(B) of the Code).

          2.18.6 For purposes of this Section 2.18 and Section 2.19, Highly Compensated Employees and Nonhighly Compensated Employees shall include any Employee eligible to have ESOP Contributions or Additional Company Contributions, Basic Deductions, Supplemental Deductions and Supplemental Deposits allocated to his Accounts for the Plan Year.

          2.18.7 The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

     2.19 Contribution Percentage Adjustments. The Committee shall ensure that the requirements set forth in Section 401(m) of the Code with respect to Participants' Before Tax Contributions, Additional Contributions, Basic Deductions, Supplemental Deductions, Supplemental Deposits and ESOP Contributions are satisfied. The Plan shall not be treated as failing to meet such requirements for any Plan Year, if before the close of the following Plan Year, the Committee distributes "excess aggregate contributions," as defined in
Section 401(m) of the Code, to Participants in accordance with procedures set forth in Section 401(m) of the Code and the Regulations promulgated thereunder. Any distribution made in accordance with the preceding sentence shall be made as follows:

          2.19.1 On or before the fifteenth day of the third month following the end of the Plan Year, the excess aggregate contributions of the Highly Compensated Employee(s) with the highest contribution percentage(s) shall be distributed to him until one of the contribution percentage tests is satisfied, or until his percentage equals the contribution percentage(s) of the Highly Compensated Employee(s) having the next highest contribution percentage. This process shall continue until one of the contribution percentage tests is satisfied.

          2.19.2 A Highly Compensated Employee's excess aggregate contributions shall mean such Employee's ESOP Contributions, Additional Company Contributions, Basic Deductions, Supplemental Deductions and Supplemental Deposits which must be reduced for the Employee's contribution percentage to equal the highest permitted contribution percentage under the Plan. In determining the amount of excess aggregate contributions to be distributed with respect to an affected Highly Compensated Employee as determined herein, such amount (i) shall be reduced by any excess aggregate contributions previously distributed to such Highly Compensated Employee for the taxable year ending with or within such Plan Year, and any ESOP Contributions which relate to such excess contributions, and (ii) shall be determined after first determining the amount of excess contributions to be treated as employee contributions due to recharacterization under Section
     2.17 of this Plan.

          2.19.3 With respect to a distribution of excess contributions pursuant to Section 2.17.1, such distribution:

          (a) shall be made first from Supplemental Deposits, then Supplemental Deductions, and then Basic Deductions. ESOP Contributions which relate to such Basic Deductions shall be forfeited;

          (b)  shall be adjusted for income; and

          (c) shall be designated by the Committee as a distribution of `excess aggregate contributions' and income.

          2.19.4 Income allocable to excess aggregate contributions shall be equal to the sum of the allocable gain or loss for the Plan

     Year and the period between the end of the Plan Year and the date of distribution (the "Gap Period").

          Income allocable to excess aggregate contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Employee and employer matching contributions by a fraction. The numerator of the fraction is the excess aggregate contributions for the applicable Employee for the Plan Year. The denominator of the fraction is equal to the sum of:

          (a) The total account balance of the Employee attributable to employee and matching employer contributions as of the beginning of the Plan Year; plus

          (b) The Employee's employee and matching employer contributions for the Plan Year.

          Income on excess aggregate contributions for the Gap Period is equal to 10 percent of the income allocable to excess aggregate contributions for the Plan Year (calculated in accordance with the preceding paragraph) multiplied by the number of calendar months that have elapsed since the end of the Plan Year.

          The income allocable to excess aggregate contributions includes income for the Plan Year for which the excess aggregate contributions were made.

          2.19.5 The distributions and forfeitures of excess aggregate contributions shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Employee.

          2.19.6 The Plan shall comply with the multiple use of alternative limitation rules set forth in Section 1.401(m)-2 of the Treasury Regulations. If multiple use of the alternative limitations occurs, it shall be corrected by reducing the contribution percentage(s) of Highly Compensated Employee(s) under the method described in Section 2.19.1 above. Such reduction shall be made for all Highly Compensated Employees under the Plan.

                                  ARTICLE III

                INVESTMENT AND VALUATION OF BEFORE TAX ACCOUNTS
                       AND PERSONAL INVESTMENT ACCOUNTS


     3.1 Before Tax Accounts. Before Tax Contributions and Additional Contributions authorized by a Participant shall be paid to the Trustee and held in the Trust Fund in a Before Tax Account established for such Participant.

     3.2 Personal Investment Accounts. A Participant's Personal Investment Account shall be credited with the Participant's Basic Deductions, Supplemental Deductions and Supplemental Deposits made by the Participant.

     3.3 Investment Options. Each Participant shall direct that the entire amount of the Before Tax Contributions and Additional Contributions made to his Before Tax Account and the Basic Deductions and Supplemental Deductions made to his Personal Investment Account be invested in one or more of the following Investment Options, in 1/2 percentage point increments.

          3.3.1 Government Bond Fund. A fund which invests only in United States Series EE Savings Bonds. Effective as of July 1, 2000, the Government Bond Fund is no longer an investment option for new Participant contributions.

          3.3.2 Dow Stock Fund. A fund which invests in Common Stock. In the event of a tender or exchange offer with respect to any Common Stock held in this fund, this fund may acquire other securities issued by Dow in exchange for, or in connection with, such Common Stock.

          3.3.3 Fixed Income Fund. A fund under which monies will be credited with monthly interest at an annual rate, determined from time to time.

          3.3.4 Equity Investment Fund. A fund under which monies will be invested primarily in one or more equity type mutual funds. The Committee may, in its discretion, change the mutual funds offered as part of this Fund. The value of the Equity Investment Fund will vary to reflect the investment experience of the Fund.

          Notwithstanding anything to the contrary in this Section 3.3 of
     Article III, any monies allocated to any Fund may be invested temporarily in obligations of a short-term nature, including prime commercial obligations or part interests therein, or in interests in any trust fund that has been or shall be created and maintained by the Trustee or any other person or entity as trustee for the collective short-term investment of funds of trusts for employee benefit plans qualified under Code Section 401(a). Earnings paid or accrued on such investments shall be applied towards the payment of costs and expenses of administering the Trust Fund as set forth in
          Section 9.2 of Article IX of the Plan. However, nothing in this
          Article III shall prevent the Trustee from holding any cash in the Trust Fund pending its investment without obligation to credit interest thereon.

               3.3.5 Praxair, Inc. Stock Fund. A fund established solely to hold common stock of Praxair, Inc. (formerly named Union Carbide Industrial Gases Inc.) received with respect to Participants in the Company Stock Fund as a result of the distribution of such stock to the shareholders of Union Carbide Corporation (which is referred to herein as the "Praxair, Inc. Stock"). No additional Praxair, Inc. Stock may be purchased or invested in the Praxair, Inc. Stock Fund. Praxair, Inc. Stock shall remain in the Praxair, Inc. Stock Fund until such time as the Participant directs that it shall be sold by the Trustee or until such time as it is distributed to the Participant or his Beneficiary. Any dividends on Praxair, Inc. Stock held in this Fund will be invested in the Fixed Income Fund.

               3.3.6 Company Stock Fund. A fund which invests in common stock of the Company. In the event of a tender or exchange offer with respect to any common stock of the Company held in this fund, this fund may acquire other securities issued by the Company in exchange for, or in connection with, such common stock of the Company. Notwithstanding the foregoing, effective on the Merger Date, the Company Stock Fund will cease to be an investment option and any direction by a Participant to invest all or a portion of his account in the Company Stock Fund shall be deemed to be a direction, effective as of the Merger Date, to invest such amounts in the Dow Stock Fund.

               3.3.7 Discounted Company Stock Fund. A fund which purchases Company stock from the Company at 90% of market price. In the event of a tender or exchange offer with respect to any common stock of the Company held in this fund, this fund may acquire other securities issued by the Company in exchange for, or in connection with, such common stock of the Company. Notwithstanding the foregoing, effective on the Merger Date, the Discounted Company Stock Fund will cease to be an investment option and any direction by a Participant to invest all or a portion of his account in the Discounted Company Stock Fund shall be deemed to be a direction, effective as of the Merger Date, to invest such amounts in the Dow Stock Fund.

     3.4 Supplemental Deposits. A Participant shall direct that his Supplemental Deposits be invested in any or all of the Investment Options, in 1/2 percentage point increments. The Participant shall give such directions at the time he makes such Supplemental Deposit.

     3.5  Change of Investments. Subject to the other provisions of this Article
III:

          3.5.1 A Participant may at any time change his Investment Options currently in effect with respect to subsequent Before Tax Contributions, Basic Deductions, Supplemental Deductions, Additional Contributions and Supplemental Deposits made to his Before Tax Account or Personal Investment Account, subject to the limitations of Sections 3.3 and 3.4 of this Plan.

          3.5.2 A Participant may at any time direct the sale of any or all of the shares of stock in the Dow Stock Fund and the redemption of any or all of the United States Series EE Savings Bonds in the Government Bond Fund and the reinvestment of the proceeds therefrom in any other Investment Option, subject to the limitations of Sections 3.3 and 3.4 of this Plan.

          3.5.3 A Participant may elect to redeem his interest, in whole or in part, in the Fixed Income Fund and/or the Equity Investment Fund, and reinvest the proceeds therefrom in any other Investment Option, subject to the limitations of Sections 3.3 and 3.4 of this Plan. A Participant may make only one such election to redeem his interests in the Fixed Income Fund and/or Equity Investment Fund on any business day.

     3.6 Dividends. Dividends received on Common Stock in the Dow Stock Fund held for a Participant's Before Tax Account or Personal Investment Account shall automatically be used to buy additional shares of Common Stock, which additional shares shall be allocated to such Participant's Before Tax Account or Personal Investment Account, respectively. The purchase price of such additional shares shall be at the weighted average cost (including commissions) for purchases of shares of Common Stock (if the Plan is a net buyer of stock for that day) or at the weighted average price (less commissions) for sales of shares of Common Stock (if the Plan is a net seller of stock for that day) for the day the dividends are paid.

     3.7 Rights, Warrants and Scrip. If any rights, warrants or scrip are issued on stock held in the Dow Stock Fund for a Participant's Before Tax Account or Personal

Investment Account, the Trustee shall automatically exercise the rights, warrants or scrip for whole shares, which shares shall be for such Participant's Before Tax Account or Personal Investment Account, respectively, and shall automatically offer the rights, warrants, or scrip for fractional shares for sale on the open market and shall reinvest the proceeds in additional shares of stock in the Dow Stock Fund, which shares shall be for such Participant's Before Tax Account or Personal Investment Account, respectively.

     3.8 Instructions By a Participant For His Before Tax Account or Personal Investment Account. A Participant shall give orders for the investment, reinvestment, sale or redemption of his Before Tax Account or Personal Investment Account, subject to the provisions of this Article III, as follows:

          3.8.1 A Continuing Investment Order which shall direct the application of his Basic Deductions, the Before Tax Contributions, Additional Contributions and Supplemental Deductions to the purchase of any Investment Options as designated by the Participant in accordance with the provisions of Section 3.3. A Participant may for any month change his instructions by submitting a new Continuing Investment Order.

          3.8.2 A Supplemental Deposit Investment Order which shall direct the application of his Supplemental Deposit to the purchase of any Investment Options in the amounts designated by the Participant.

          3.8.3 A Selling and Reinvestment Order which shall direct the liquidation, in whole or in part, of any Investment Option held in his Before Tax Account or Personal Investment Account, and the reinvestment of the proceeds in any other Investment Options as designated by the Participant in accordance with the percentage limitations of Section 3.3.

     3.9  Purchases and Sales.

          3.9.1 Investment of amounts in Common Stock directed by a Continuing Investment Order shall be made by the Trustee as expeditiously as possible, but not later than the last day of the month in which the Before Tax Contribution, Basic Deduction, Additional Contribution and Supplemental Deduction are made, and as sufficient amounts are available.

          3.9.2 Investment of amounts in Common Stock directed by a Supplemental Deposit Investment Order or a Selling and Reinvestment Order shall be made by the Trustee as expeditiously as possible, and if administratively practicable, not later than the business day following the day on which the Supplemental Deposit Investment Order or the proceeds from a Selling and Reinvestment Order are received.

          3.9.3 Investment of amounts in the Fixed Income Fund or the Equity Investment Fund directed by a Continuing Investment Order shall be made, if administratively practicable, not later than the last business day of the month in which the Before Tax Contribution, Basic Deduction, Additional Contribution and Supplemental Deduction are made.

          3.9.4 Investment of amounts in the Fixed Income Fund directed by a Supplemental Deposit Investment Order or a Selling and Reinvestment Order shall be made, if administratively practicable, no later than the business day following the day on which such Supplemental Deposit Investment Order or the proceeds from a Selling and Reinvestment Order are received.

          3.9.5 Investment of amounts in the Equity Investment Fund directed by a Supplemental Deposit Investment Order or a Selling and Reinvestment Order shall be made, if administratively practicable, no later than the last business day of the week following the week such Supplemental Deposit Investment Order or the proceeds from a Selling and Reinvestment Order are received.

          3.9.6 The sale of stock, the redemption of Bonds and the liquidation of a Participant's interest in the Fixed Income Fund and/or the Equity Investment Fund under a Selling and Reinvestment Order shall be complied with as soon as administratively practicable after its receipt by the Trustee in accordance with procedures adopted by the Administrative Committee.

          3.9.7 Shares of Common Stock shall be purchased on the New York Stock Exchange or from Dow. Purchases of Common Stock for the Dow Stock Fund directed by a Supplemental Deposit Investment Order or a Selling and Reinvestment Order or any prepayment of a Plan loan shall be at the weighted average cost (including commissions) for purchases of shares of Common Stock (if the Plan is a net buyer of stock for that day) or at the weighted average price (less commissions) for sales of shares of Common Stock (if the Plan is a net seller of stock for that day) for the day on which the proceeds from such Supplemental Deposit Investment Order or Selling and Reinvestment Order are available. Purchases of Common Stock for the Dow Stock Fund directed by a Continuing Investment Order shall be based on the average cost of all Common Stock purchased for all Participants in the Before Tax Account or the Personal Investment Account during a period determined by the Administrative Committee.

     3.10 Proceeds of Stock Sold. A Participant directing the sale of Common Stock in his Before Tax Account or Personal Investment Account shall be credited with the actual net proceeds received by the Trustee from the sale of such Common Stock.

     3.11 Averaging Stock Purchases and/or Sales. Notwithstanding anything herein to the contrary, if, in the discretion of the Trustee, it is necessary to limit the daily volume of purchases and/or sales of Common Stock in the best interests of the Participants directing such purchases and/or sales, then such purchases and/or sales may be made over a period of up to 30 days, and the Participants directing such purchases and/or sales shall be deemed to have paid or received, as the case may be, the average price paid or received by the Trustee for all Common Stock purchased and/or sold during such period.

     3.12 Cost and Expenses. In accordance with the rules and regulations adopted by the Committee, all costs and expenses, including transfer taxes and brokerage commissions, incurred in connection with the purchase, sale and redemption of United States Series EE Savings Bonds and Common Stock for a Participant's Before Tax Account and Personal Investment Account shall be added to the cost of such stock and bonds or deducted from the proceeds of such stock and bonds, as the case may be.

     3.13 Cost of Bonds Purchased. The cost of Government Bonds purchased for a Participant's Before Tax Account or Personal Investment Account shall be based on the actual price paid by the Trustee for such Bonds.

     3.14 Proceeds of Bonds Redeemed. A Participant directing the redemption of Government Bonds in his Before Tax Account or Personal Investment Account shall be credited with the actual proceeds received by the Trustee from such redemption.

     3.15 Custody of Securities. All cash, United States Series EE Savings Bonds, certificates for shares of Common Stock, evidences of ownership of Fixed Income Fund units and Equity Investment Fund interests and all other Plan assets shall be held in the custody of the Trustee until disposed of under the provisions of this Plan.

     3.16 Value of Fixed Income Fund. Basic Deductions, Supplemental Deductions, Before Tax Contributions, Additional Contributions and Supplemental Deposits allocated by a Participant to the Fixed Income Fund shall be converted into fixed income investment units. The value of an investment unit in the Fixed Income Fund was $10 on July 1, 1973. Thereafter the value of an investment unit will be the total value of the Fixed Income Fund divided by the total number of investment units outstanding in such Fund. Monies allocated to the Fixed Income Fund will be converted into investment units each business day. No interest or other earnings will accrue prior to the date of conversion.

     3.17 Proceeds of Fixed Income Fund. A Participant requesting the liquidation of his interest in the Fixed Income Fund shall be credited with the net proceeds received by the Trustee from the liquidation of such Fund. The value of all investment units will be determined by the Trustee on each business day.

     3.18 Value of Equity Investment Fund. Basic Deductions, Before Tax Contributions, Additional Contributions, Supplemental Deductions and Supplemental Deposits allocated by a Participant to the Equity Investment Fund shall be valued at the published price for the relevant mutual fund.

     3.19 Proceeds of Equity Investment Fund. A Participant requesting the liquidation of his interest in the Equity Investment Fund shall be credited with the net proceeds received by the Trustee from his liquidation of such Fund.

     3.20 Voting Rights. The Company will make forms available to each Participant as a named fiduciary within the meaning of Section 403(a)(1) of ERISA ("Named Fiduciary") to instruct the Trustee with regard to the voting of any shares of Dow and Praxair, Inc. credited to that Participant's Before Tax Account or Personal Investment Account. The Trustee will vote such shares only as directed by the Participant. If a Participant fails to give timely directions as to the voting of shares of Common Stock and Praxair, Inc. stock credited to the Participant's Before Tax Account or Personal Investment Account, the Trustee will vote such shares in the same proportion as it votes the shares for which the Trustee receives directions.

     3.21 Tender Offers. Each Participant or Beneficiary, as a Named Fiduciary, shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to any shares of Common Stock and Praxair, Inc. stock credited to that Participant's or Beneficiary's Before Tax Account or Personal Investment Account. If the Trustee does not receive timely directions from a Participant or Beneficiary as to the manner in which to respond to such a tender or exchange offer, then the Trustee shall not tender or exchange any such shares of Common Stock and Praxair, Inc. stock. Dow and Praxair, Inc. shall use their best efforts to timely distribute to each Participant or Beneficiary such information as is distributed to other shareholders of Dow and Praxair, Inc. in connection with any such tender or exchange offer.

     3.22 Valuation of Before Tax Accounts and Personal Investment Accounts. On any Valuation Date, a Participant's interest in the Trust Fund (other than his ESOP Accounts) shall be equal to the value of his Before Tax Account and his Personal Investment Account. The value of a Participant's Before Tax Account and Personal Investment Account immediately prior to January 1, 1984 shall be zero. The value of a Participant's Before Tax Account and Personal Investment Account on any Valuation Date shall equal the greater of zero or the value of his Before Tax Account and Personal Investment Account as of the preceding Valuation Date, increased by:

          (a) all Before Tax Contributions, Basic Deductions, Supplemental Deductions, Supplemental Deposits and Additional Contributions allocated to such accounts since the preceding Valuation Date; and

          (b) any income and gains (realized and unrealized) since the preceding Valuation Date on savings bonds in the Government Bond Fund allocated to his Before Tax Account or Personal Investment Account, and Common Stock in the Dow Stock Fund allocated to his Before Tax Account or Personal Investment Account and units in the Fixed Income Fund and interests in the Equity Investment Fund allocated to his Before Tax Account or Personal Investment Account;

and decreased by:

          (c) any losses (realized and unrealized) since the preceding Valuation Date on savings bonds in the Government Bond Fund allocated to his Before Tax Account or Personal Investment Account, Common Stock in the Dow Stock Fund allocated to his Before Tax Account or Personal Investment Account and units in the Fixed Income Fund and interests in the Equity Investment Fund allocated to his Before Tax Account or Personal Investment Account;

          (d)  the amount of any distributions to such Participant under Section
     5.1 and withdrawals by such Participant under Section 5.4, 5.5 or 5.6 since the preceding Valuation Date; and

          (e) any expenses, taxes or other amounts charged to the Trust Fund since the preceding Valuation Date pursuant to Sections 9.2, 10.3, 10.7,
     10.12 and 11.3 of this Plan and allocated to his Before Tax Account or Personal Investment Account.

     3.23 Statements Furnished Participants. A Participant shall be furnished an annual statement of his Before Tax Account and Personal Investment Account by the Company.

     3.24   Directed Investments by Surviving Spouses and Alternate Payees.

          (a) A surviving spouse who elects to defer the distribution of a Participant's Before Tax Account, Personal Investment Account and ESOP Account pursuant to Section 5.1.3(d) of the Plan shall have the right to direct the investment of such Accounts in accordance with this Article III until they are distributed in accordance with Section 5.1.3(d).

          (b) An Alternate Payee who elects to defer the distribution of assets pursuant to Section 12.4.1(b)(ii) of the Plan shall have the right to direct the investment of such assets in accordance with this Article III until they are distributed in accordance with Section 12.4.1(b)(ii).

                                  ARTICLE IV

                      LIMITATION ON MAXIMUM CONTRIBUTIONS
                         AND BENEFITS UNDER ALL PLANS

     4.1 General. By reason of Section 2.12, Before Tax Contributions, Additional Contributions, Basic Deductions, Supplemental Deductions, Supplemental Deposits and ESOP Contributions for a Participant under this Plan will not exceed the maximum limitations imposed by section 415 of the Code, if all other defined contribution plans and all defined benefit plans of all Employers and Affiliates are disregarded. It is intended that any limitation imposed by section 415 of the Code arising by reason of an Eligible Individual's participation in one or more other such plans shall be implemented as provided in this Article IV, notwithstanding any contrary provision of the Plan.

     4.2 Affiliate. For purposes of this Article IV, the definition of Affiliate in Section 1.3 shall be applied by substituting the phrase "more than 50%" for the phrase "at least 80%" wherever the phrase "at least 80%" would otherwise be applicable under said provision.

     4.3 Limitation Year. For purposes of this Article IV, the limitation year shall be the Plan Year.

     4.4 Annual Additions. "Annual Addition" means for each Participant the sum for any year of: (a) contributions made by the Company or an Affiliate allocable to the Participant under all defined contribution plans maintained by the Company or an Affiliate; (b) forfeitures allocable to the Participant under all such plans; (c) the amount of the Participant's contributions to all such plans; and (d) any amount attributable to post-retirement medical benefits or life insurance allocated to a separate account after March 31, 1984 on behalf of a Participant under Section 415(1)(1) and Section 419A(d) of the Code. If no more than one-third (1/3) of the ESOP Contributions to the Plan for any Plan Year is allocated to ESOP Accounts of Participants who are Highly Compensated Employees, a Participant's Annual Additions shall not include: (g) forfeitures of ESOP Stock acquired with the proceeds of an ESOP Loan; or (h) ESOP Contributions which are deductible under Code Section 404(a)(9)(B) and charged against the Participant's ESOP Account. The Participant's contributions described in clause
(c) of the first sentence and in the second sentence of this Section 4.4 shall not include any rollover amounts (as defined in Section 402(a)(5) of the Code), any repayments of loans or any prior distributions repaid to a plan upon the exercise of buy-back rights under the Plan and the Retirement Program. A contribution shall be taken into account as an Annual Addition for purposes of this Article IV for the Limitation Year in which it is allocated to the Participant's account under the applicable plan.

     4.5  Defined Contribution and Defined Benefit Plans. For purposes of this
Article IV, "Defined Contribution Plan" shall mean an employee benefit plan which provides for an individual account for each Participant and for benefits based solely on the amount contributed to the Participant's account and any income, expenses, gains and losses, and any forfeitures of accounts of other Participant's which may be allocated to such account; "Defined Benefit Plan" shall mean a pension plan other than a Defined Contribution Plan.

     4.6 Aggregation of Defined Contribution Plans. In applying the limitation on annual additions provided in this Article IV, all defined contribution plans maintained by all Employers and Affiliates shall be aggregated.

     4.7 Defined Contribution Plan Limitation. The sum of the annual additions for any Participant to all defined contribution plans maintained by all Employers and Affiliates for any year shall not exceed the lesser of: (a) $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Code); or (b) 25% of such Participant's Earnings for such year.

     4.8 Defined Contribution Plan Fraction Determination. For purposes of this
Section 4.8, a Participant's "Defined Contribution Plan Fraction" shall be determined as follows:

          (a) Numerator. For any Limitation Year, the numerator shall be the sum of the Annual Additions to the Participant's accounts under all defined contribution plans maintained by the Company or an Affiliate in such year and in all prior Limitation Years.

          (b) Denominator. For any Limitation Year, the denominator shall be the lesser of the following amounts, determined for such year and for each prior Limitation Year of the Participant's employment with the Company or an Affiliate:

               (i) 125% of the maximum dollar limit for such year determined under Section 4.7(1) of this Plan, or

               (ii) 35% of the Participant's Earnings for such year.

Notwithstanding the foregoing, in computing the denominator of the Defined Contribution Plan Fraction for any Limitation Year ending after December 31, 1982, the Committee may elect to determine the portion of such denominator which relates to 1982 and prior years under the method described in section 415(e)(6) of the Code in lieu of the method described above. Such election may be made at such time and in such manner as may be provided in applicable regulations issued by the Secretary of the Treasury or his delegate.

     4.9 Defined Benefit Plan Fraction Determination. For purposes of this
Section 4.9, a Participant's "Defined Benefit Plan Fraction" shall be determined as follows for any Limitation Year:

          (a) Numerator. The numerator shall be the sum of the projected annual benefits (as defined in section 415(e)(2) of the Code) of the Participant under all defined benefit plans maintained by the Company or an Affiliate as of the close of such year, disregarding benefits derived from the Participant's contributions, if any, but the amount of such numerator shall not be less than the sum of the amount of the Participant's accrued benefit under each such defined benefit plan determined as of December 31, 1982 based on the terms of such defined benefit plans as in effect on July 1, 1982.

          (b) Denominator. The denominator shall be the lesser of the following amounts:

               (i) 125% of the maximum dollar limitation applicable to defined benefit plans for such year under sections 415(b)(1)(A) and 415(d) of the Code, but not less than the sum of the Participant's accrued benefit under all defined benefit plans maintained by the Company or an Affiliate in which the Participant participates, determined as of December 31, 1982, based on the terms of such defined benefit plans as in effect on July 1, 1982, or

               (ii) 140% of the Participant's average annual Earnings for the three (3) consecutive years in which the Participant's Earnings were highest.

     4.10 Combined Limitation. If a Participant participates in one or more defined benefit plans maintained by the Company or an Affiliate, the sum of the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction as of the close of any Limitation Year may not exceed 1.0. In order to prevent such sum from exceeding 1.0, benefits under any defined benefit plan in which the Participant participates shall be reduced to the extent necessary for that purpose.

     4.11 Alternative Method. The Committee may, in its discretion, determine any amounts required to be taken into account under this Article IV by such alternative methods as shall be permitted under applicable regulations or rulings issued by the United States Department of the Treasury.

     4.12 Participation in Multiple Plans.

          4.12.1 If amounts contributed to any defined contribution plan by or on behalf of a Participant must be reduced in any Limitation Year to comply with the limit on Annual Additions in Section 4.7 of this Plan, the amounts contributed to such defined contribution plans shall be reduced in the following order:

          (a)  Supplemental Deposits made under Section 2.7 of the Plan;

          (b)  Supplemental Deductions made under Section 2.6 of the Plan;

          (c)  Additional Contributions made under Section 2.3 of the Plan;

          (d)  ESOP Contributions made under Section 2.5 of the Plan;

          (e)  Before Tax Contributions made under Section 2.3 of the Plan;

          (f)  ESOP Contributions made under Section 2.9 of the Plan;

          (g)  Basic Deductions made under Section 2.6 of the Plan; and

          (h) Contributions to any defined benefit plan treated as a defined contribution plan.

          Amounts contributed by or on behalf of a Participant to one category shall be reduced to zero before any reduction is made of any such amounts contributed to the next lowest category. If, notwithstanding subparagraphs
     (a) through (h) of this subsection 4.12.1, a Before Tax Contribution, Additional Contribution, Supplemental Deposit, Supplemental Deduction or Basic Deduction is made on behalf of a Participant which results in the limitations set forth in Section 4.7 of this Article IV being exceeded, then such excess and any earnings thereon may be returned to such Participant.

          4.12.2 The amount of ESOP Contributions (or forfeitures) which may not be allocated to a Participant's ESOP Account because of the limitations of this Article IV or of Section 2.12 of this Plan shall be used to reduce ESOP Contributions for the following Limitation Year (and succeeding Limitation Years, if necessary) for that Participant if that Participant is covered by the Plan as of the end of the Limitation Year. If the Participant is not covered by the Plan as of the end of the Limitation Year, such excess ESOP Contributions shall be held unallocated in a suspense account for the Limitation Year. The amounts in such suspense account shall be used to reduce ESOP Contributions on behalf of each Participant to whom such amounts are allocated or reallocated, for the Limitation Year in which such amounts are allocated or reallocated, and shall be allocated and reallocated in the following manner:

          (a) The amounts in such suspense account shall be allocated and reallocated in the following Limitation Year to the accounts of the remaining Participants in the Plan.

          (b) If the allocation or reallocation of the amounts in such suspense account causes the limitations set forth in Article IV or in Section 2.12 of the Plan to be exceeded with respect to all Participants' accounts for that Limitation Year, then the amounts which may not be allocated as the result of such limitations shall be held unallocated in the suspense account. All amounts so remaining in the suspense account must be allocated and reallocated among the accounts of the remaining Participants (subject to the limitations set forth in this Article IV or in Section 2.12 of the Plan) in the following Limitation Year, and succeeding Limitation Years, if necessary.

     4.13 Notice of Reduction. The Committee shall give prompt notice to any Participant whose benefit is reduced pursuant to the provisions of this Article IV.

     4.14 Repeal of Combined Limitation. Notwithstanding anything in the Plan to the contrary, effective for Plan Years beginning on and after January 1, 2000, the Plan shall no longer provide for a combined limitation on the benefit of a Participant who participates in both a defined benefit plan and a defined contribution plan maintained by the Employer.

                                   ARTICLE V

                     DISTRIBUTIONS, WITHDRAWALS AND LOANS
                     ------------------------------------

     5.1  Distribution of Before Tax Account, Personal Investment Account and
          -------------------------------------------------------------------
ESOP Account on Termination of Employment.
-----------------------------------------

          5.1.1 Termination Other Than Death. If the value of the Before Tax Account, Personal Investment Account and ESOP Accounts of a Participant whose employment terminates for any reason (including termination on account of disability) other than death is $5,000 or less, or the value exceeds $5,000 and such Participant consents in writing, then such Participant shall receive the entire value of such Participant's Before Tax Account, Personal Investment Account and ESOP Accounts, valued as of the last Valuation Date preceding such Participant's termination, in a single-sum payment. Subject to Section 5.8, the payment shall be made to the Participant as soon after such Participant's employment terminates as the Committee shall determine to be administratively practicable. If a Participant so requests, payment of his ESOP Account shall be made no later than one (1) year after such Participant's employment terminates except that in the event of a termination for other than retirement, disability, or death, the one (1) year period shall be extended to five (5) years. For purposes of the preceding sentence only, a Participant's ESOP Account shall not include any ESOP Stock acquired with the proceeds of an ESOP Loan until the close of the Plan Year in which the ESOP Loan is repaid in full.

          5.1.2 Settlement Options. If the value of the Before Tax Account, Personal Investment Account and ESOP Account of a Participant whose employment terminates for any reason (including termination on account of disability) other than death exceeds $5,000 and such Participant does not consent in writing to receive the entire value of such Participant's Before Tax Account, Savings Plan Accounts and ESOP Account in accordance with
     Section 5.1.1, then such Participant shall be deemed to have deferred receipt of the entire value of such Participant's Before Tax Account, Personal Investment Account and ESOP Account until April 1 of the calendar year following the calendar year in which such Participant attains age
     70 1/2. Such a Participant may elect, in accordance with procedures determined by the Committee, to receive the entire value (but not part except as provided in the following sentence) of such Participant's Before Tax Account, Personal Investment Account and ESOP Account in a single-sum payment at any time prior to April 1 of the calendar year following the Participant's attainment of age 70 1/2. In addition, a Participant who has been deemed to have deferred receipt of the value of his Before Tax Account,

     Personal Investment Account and ESOP Account may elect, in accordance with procedures determined by the Committee, to receive partial distributions from his Before Tax Account, Personal Investment Account and ESOP Account at any time prior to April 1 of the calendar year following his attainment of age 70 1/2 (provided that the balance in such accounts remains above $5,000) or to receive the entire balance of his Before Tax Account, Personal Investment Account and ESOP Account in monthly installments (provided that the aggregate balance in such accounts is at least $10,000 at the time of such election). The number of monthly installments shall be selected by the Participant and shall be (i) at least 24; (ii) in increments of 12; and (iii) last no longer than the life expectancy of the Participant, or if applicable the life expectancies of the Participant and his beneficiary, based on appropriate Internal Revenue Service tables. The amount of each monthly installment shall be determined by dividing the aggregate balance of the Participant's Personal Investment Account, Before Tax Account and ESOP Account by the number of months selected by the Participant and shall be re-calculated at the end of every year by dividing the balance remaining in such accounts by the number of months left in the period selected by the Participant. A Participant who elects to receive monthly installments shall select an investment liquidation sequence, which may be changed by the Participant no more frequently than once per month, to provide cash for the monthly installments. The Participant may stop such monthly installments at any time, but they may not be started again for at least six months. If monthly installments are stopped when a Participant has a balance of $5,000 or less, the Participant shall receive the entire value of his Before Tax Account, Personal Investment Account and ESOP Account in a single-sum payment. Partial distributions under this Section
     5.1.2 must be at least $500 and in $100 increments and may be made no more frequently than once every 90 days. A Participant may not receive a partial distribution while he is receiving monthly installment payments pursuant to this Section 5.1.2.

          In the event the Committee determines that it is prudent to do so, the Committee may defer a Participant's election to receive amounts invested in the Fixed Income Fund prior to age 70 1/2 or defer a Participant's election to another Investment Option.

          Any payment deferral and/or election to receive partial distributions or monthly installments under this Section 5.1.2, shall be subject to the provisions of Section 5.1.5 of the Plan.

          Unless another settlement option is selected, the entire value of such Participant's Before Tax Account, Personal Investment Account and ESOP Account shall be distributed to such Participant in a single-sum payment as soon after April 1 of the calendar year following the calendar year in which such Participant attains age 70 1/2 or such earlier date selected by the Participant as provided above, as the Committee shall determine to be administratively practicable. If a Participant who has been deemed to have deferred receipt of any part of such Participant's Before Tax Account, Personal Investment Account and ESOP Account under this Section 5.1.2 dies after such Participant's termination of employment, but prior to April 1 of the calendar year following such Participant's attainment of age 70 1/2, then the Participant shall be deemed to have terminated employment on account of death and the entire value of such Participant's Before Tax Account, Personal Investment Account and ESOP Account shall be paid to such Participant's Beneficiary in accordance with Section 5.1.3.

          With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of section 401(a)(9) of the Code in accordance with the regulations under section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under section 401(a)(9) or such other date specified in guidance published by the Internal Revenue Service.

          5.1.3 Termination on Death. (a) If a Participant's employment terminates on account of the Participant's death, the value of the Participant's Before Tax Account, Personal Investment Account and ESOP Account, valued as of the last Valuation Date preceding the Participant's death, shall be paid in a lump sum to the Participant's surviving spouse, or to the Participant's beneficiary if such spouse has consented to the designation of the Participant's beneficiary as the Participant's Beneficiary. No consent under this Section 5.1.3 shall, subject to subsection (d) thereof, be effective unless either: (i) such consent is in writing, the terms of such consent acknowledge its effect, the execution of such consent is witnessed by a person representing the Plan or a notary public, as the Committee may determine, and such consent otherwise complies with such rules as the Committee may adopt; or (ii) it is established to the satisfaction of the Committee that the required consent cannot be obtained because the Participant does not have a spouse, because the spouse cannot be located, or because of such other circumstances as the Secretary of the Treasury may prescribe by regulations. Any consent by a spouse (or establishment that the consent of a spouse cannot be obtained) shall only be effective with respect to such spouse. The designation of a beneficiary other than the Participant's surviving spouse shall be subject to the provisions of Section 5.1.5 of the Plan.

          (b) If a Participant's spouse has consented to the designation of the Participant's beneficiary as the Participant's Beneficiary and either (i) the Participant has not effectively designated a beneficiary, or (ii) the beneficiary designated has not survived the Participant and no alternative designation of beneficiary shall be effective, then the Participant's Beneficiary shall be the estate of the deceased Participant. If the Participant's surviving spouse or beneficiary cannot be located for a period of one year following death, despite mailing to his last known address, and if such surviving spouse or beneficiary has not made a written claim for benefits within such period to the Committee, such surviving spouse or beneficiary shall be treated as having predeceased the Participant. The Committee may require such proof of death and such evidence of the right of any person to receive all or part of the benefit of a deceased Participant as the Committee may deem desirable.

          (c) If a Participant dies before he has received a lump sum payment of his interest in the Plan, his Before Tax Account, Personal Investment Account and ESOP Account shall be distributed within five years following the date of his death; provided, however, that this provision shall not be applicable if:

               (i) the Participant's Before Tax Account, Personal Investment Account and ESOP Account are payable to or for the benefit of the Participant's surviving spouse;

               (ii) the Before Tax Account, Personal Investment Account and ESOP Account will be distributed pursuant to subsection (d) hereof (in accordance with regulations prescribed by the Secretary of the Treasury) during the life of such surviving spouse; and

               (iii) such distribution commences not later than the date on which the Participant would have attained age 70 1/2.

     If the Participant's surviving spouse dies before the distribution of benefits to such spouse has begun, the preceding provisions of this paragraph shall apply to such spouse in the same manner as if such spouse were the Participant.

          (d) If the total value of the Participant's Before Tax Account, Personal Investment Account and ESOP Account exceeds $5,000 and distribution is to be made to the Participant's surviving spouse, then such surviving spouse may elect to receive installment payments with the number of payments not to exceed such surviving spouse's life expectancy.

          (e)  A surviving spouse entitled to make an election under subsection
     (d) of this Section 5.1.3 may defer the commencement of payment under this
     Section 5.1.3 until a date no later than December 31 of the calendar year in which the Participant would have attained age 70 1/2.

          5.1.4    Distributions Upon Attaining Age 70 1/2.
                   ---------------------------------------
          (a) A Participant who is not a 5% owner and is employed by the Company on the date he attains age 70 1/2 may direct the Committee in writing to distribute all or a portion of his Before Tax Account, Personal Investment Account and ESOP Account on or before April 1 of the calendar year following the calendar year in which such Participant attains age
     70 1/2.

          (b) The Before Tax Account, Personal Investment Account and ESOP Account of a Participant who has separated from the service of the Company or who is a 5% owner shall be entirely distributed to such Participant or shall commence to be distributed on or before April 1 of the calendar year following the later of the calendar year in which such Participant attains age 70 1/2 or the calendar year in which such Participant separates from service with the Company; provided, however, that in the case of a Participant who attained age 70 1/2 by January 1, 1988, the Before Tax Account, Personal Investment Account and ESOP Account of such Participant shall be entirely distributed to such Participant or shall commence to be distributed not later than April 1 of the calendar year following:

               (i) if the Participant is not a 5% owner, the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires; or

               (ii) if the Participant is a 5% owner at any time during the given five (5) Plan Year period ending in the calendar year in which the Participant attains age 70 1/2, the calendar year in which the Employee attains age 70 1/2.

     For purposes of this Section, the term "5% owner" means any person who owns (or is considered as owning within the meaning of Section 318 of the Code) more than 5% of the Common Stock or possessing more than 5% of the combined voting power of all stock of Dow.

          5.1.5  Account Distribution Rules.
                 --------------------------

                 5.1.5.1 Termination of Employment. In the event a Participant elects to defer the receipt and/or receive payment in partial distributions or monthly installments of his Before Tax Account, Personal Investment Account and ESOP Account in accordance with
          Section 5.1.2, then such Participant shall be deemed to have made the same election with regard to the distribution of all of his Accounts under the Plan.

                 5.1.5.2 Beneficiary Designation. In the event a Participant has designated a beneficiary other than his surviving spouse for his Before Tax Account, Personal Investment Account or ESOP Account in accordance with Section 5.1.3, then such designation shall also apply to all of such Participant's Accounts under the Plan; provided, however, that if the Participant is more than 10 years older than his designated beneficiary, then the beneficiary's age shall be deemed to be 10 years younger than the Participant for purposes of calculating the joint life expectancy of the Participant and such beneficiary in accordance with Section 5.1.2 of this Plan.

                 5.1.5.3 Order of Liquidation. The distribution of a Participant's Accounts upon termination of employment shall be made by liquidating his accounts in the following order:

                 (i)    First, the Participant's Personal Investment Account;

                 (ii)   Second, the Participant's ESOP Savings Account;

                 (iii)  Third, the Participant's Before Tax Account; and

                 (iv)   Fourth, the Participant's ESOP 401(k) Account.

          5.2 Form of Payment of Accounts. All payments made under Section 5.1 shall be made entirely in cash, unless the Participant or the Beneficiary, as the case may be, elects: (a) with respect to his Before Tax Account or Personal Investment Account, to receive any whole shares of Common Stock in the Dow Stock Fund and/or any bonds in the Government Bond Fund in lieu of the cash value of such stock and/or bonds; and (ii) with respect to his ESOP Account, to receive any or all of his distribution in the form of Common Stock.

     5.3 Rehire Prior to Distribution of Before Tax Accounts. In the event that a Participant whose employment has terminated again becomes an Employee prior to the distribution of his Accounts, such distribution shall be deferred until the subsequent termination of his employment.

     5.4 Withdrawal by Participant From Before Tax Account During Employment Prior to the Attainment of Age 59 1/2. Prior to attaining age 59 1/2, a Participant may make a withdrawal from his Before Tax Account (other than (i) funds which were transferred to the Account pursuant to a diversification election under Section 5.7, which funds will at no time be available prior to age 59 1/2, or (ii) any outstanding loan balance) prior to his termination of employment if and only if the withdrawal is made on account of an immediate and heavy financial need of the Participant and is necessary to satisfy such financial need. The Committee shall determine whether the withdrawal is made on account of an immediate and heavy financial need and whether the withdrawal is necessary to satisfy such financial need in accordance with uniform and non-discriminatory standards. The Committee may, in its discretion, adopt either or both of the procedures set forth in Section 5.4.2(a) and Section 5.4.2(b) of the Plan to assist it in determining whether a withdrawal is necessary to satisfy an immediate and heavy financial need.

          5.4.1 A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of: (i) medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant's spouse, or any dependents of the Participant; (ii) the purchase (excluding mortgage payment) of the Participant's principal residence; (iii) the payment of tuition for the next semester or quarter of post-secondary education for the Participant's spouse or any dependents of the Participant; (iv) the need to prevent eviction of the Participant from his principal residence or the foreclosure on the mortgage of the Participant's principal residence; or (v) other pressing financial needs of the Participant.

          5.4.2 A withdrawal may be treated by the Committee as necessary to satisfy a Participant's financial need if the requirements of either (a) or
     (b) are satisfied:

          (a) The Committee may reasonably rely upon the Participant's representation that such need cannot be relieved:

               (i) through reimbursement or compensation by insurance or otherwise;

               (ii) by reasonable liquidation of the Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;

               (iii) by cessation of Before Tax Contributions and Additional Contributions under the Plan; or

               (iv) by other distributions or nontaxable (at the time of the loan) loans from plans maintained by the Company or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

          (b) A withdrawal will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant if all of the following requirements are satisfied:

               (i) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;

               (ii) the Participant has obtained all distributions, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Company;

               (iii) the Plan, and all other plans maintained by the Company, provide that the Participant's elective contributions and Participant contributions will be suspended for at least 12 months after receipt of the hardship withdrawal; and

               (iv) the Plan, and all other plans maintained by the Company, provide that the Participant may not make elective contributions for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the limitation set forth in
          Section 402(g) of the Code for such next taxable year less the amount of such Participant's elective contributions for the taxable year of the hardship withdrawal.

     5.5 Withdrawal by Participant From Before Tax Account During Employment After the Attainment of Age 59 1/2. Upon attaining age 59 1/2, a Participant may make a withdrawal from his Before Tax Account prior to his termination of employment. Withdrawals made pursuant to this Section 5.5 may be made once in any calendar year and may include all or a portion of a Participant's Before Tax Account.

     5.6 Withdrawal by Participant From Personal Investment Account During Employment.

          5.6.1 Withdrawals Without Suspensions. A Participant remaining in the employment of the Company may make the following withdrawals from his Personal Investment Account, on such prior written notice to the Company as the Company shall announce from time to time, without incurring a suspension of ESOP Contributions under Section 5.6.3:

          (a) Up to the entire current value of his Personal Investment Account, less the sum of the Additional Company Contributions made to his Personal Investment Account and any ESOP Contributions which were transferred to the Personal Investment Account pursuant to a diversification election under Section 5.7, during the preceding 24-month period, if at least 24 months have elapsed since the Participant first made Basic Deductions for his Personal Investment Account or, if he has made a prior withdrawal under this subparagraph (a), at least 24 months have elapsed since such last withdrawal. Additional Company Contributions made to the Participant's Personal Investment Account and any ESOP Contributions which were transferred to the Personal Investment Account pursuant to a diversification election under Section 5.7, during the 24-month period preceding the Participant's withdrawal will remain in the Participant's Personal Investment Account.

          (b) Up to the sum of his Supplemental Deductions and Supplemental Deposits, less the sum of any Supplemental Deductions or Supplemental Deposits previously withdrawn, but not more than the entire current value of his Personal Investment Account, if at least 12 months have elapsed since the Participant first made Supplemental Deductions or Supplemental Deposits or, if he has made a prior withdrawal under this subparagraph (b), at least 12 months have elapsed since such last withdrawal.

          If a Participant making a withdrawal under this Section 5.6.1 does not withdraw the entire withdrawable amount in his Personal Investment Account, the unwithdrawn balance will remain in the Participant's Personal Investment Account.

          5.6.2 Withdrawal With Suspensions. A Participant who is not eligible to make a withdrawal under Section 5.6.1 may, on such prior written notice to the Company as the Company shall announce from time to time, make a withdrawal of an amount up to the entire current value of his Personal Investment Account, less the sum of Additional Company Contributions and ESOP Contributions transferred to the Personal Investment Account pursuant to a diversification election under Section 5.7, made during the preceding 24-month period; provided, however, that subject to the following sentence, his ESOP Contributions shall be suspended as provided in Section 5.6.3. Notwithstanding, there shall be no suspension if the withdrawal is used to repay a special housing or financial emergency loan from the Company. However, withdrawals for this purpose shall be deemed to be made first from any funds available for withdrawal without any suspensions, and then from any funds under this
     Section 5.6.2.

          5.6.3 Suspensions. If a Participant makes a withdrawal from his Personal Investment Account under Section 5.6.2, his ESOP Contributions under the Plan, shall be automatically suspended until:

          (a) the end of the third calendar month following such withdrawal if such withdrawal exceeds the sum of the Participant's unwithdrawn Supplemental Deductions and Supplemental Deposits and the withdrawal was made at least 12 months, but less than 24 months, following the date the Participant first made Basic Deductions for his Personal Investment Account or the date of the Participant's last withdrawal of an amount in excess of such sum;

          (b) the end of the sixth calendar month following such withdrawal if such withdrawal exceeds the sum of the Participant's unwithdrawn Supplemental Deductions and Supplemental Deposits and the withdrawal was made less than 12 months following the date the Participant first made Basic Deductions for his Personal Investment Account or the date of the Participant's last withdrawal of an amount in excess of such sum; and

          (c) the end of the third month following the withdrawal, regardless of the frequency of such withdrawals, if the amount of such withdrawal does not exceed the sum of the Participant's unwithdrawn Supplemental Deductions and Supplemental Deposits and the withdrawal was made less than 12 months following the date the Participant first made Supplemental Deductions or Supplemental Deposits or the date of the Participant's last withdrawal of such amounts.

          At the end of such three-month or six-month period, as the case may be, ESOP Contributions will be automatically resumed and allocated according to the Continuing Investment Order in effect prior to such withdrawal, unless the Participant gives other instructions.

     5.7 Diversification. Prior to terminating his employment for any reason, a Participant may request a withdrawal from his ESOP Account only as follows. Each eligible Participant may make a daily election to transfer a portion of his
(a) ESOP 401(k) Account to his Before Tax Account, and/or (b) his ESOP Savings Account to his Personal Investment Account, in accordance with the following rules and such procedures as the Committee shall establish. An election to effect the foregoing transfer may be made in an amount up to the

"Applicable Percentage" of the eligible Participant's ESOP Account minus any transfers made by the Participant pursuant to any prior elections under this
Section 5.7.

           Eligible Participant        Applicable Percentage
           --------------------        ---------------------

                  Age 50                        25%
                  Age 55                        50%
                  Age 60                        75%

     Notwithstanding any provision in this Plan to the contrary, prior to terminating employment for any reason, the Applicable Percentage of a Participant who either (i) is subject to Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act") or (ii) is treated by the Corporation as subject to Section 16(b) of the Exchange Act, shall be as follows:

          Eligible Participant                     Applicable Percentage
          --------------------                     ---------------------

          Age 55 with at least 10 years                     50%
          of participation in the Plan

          Age 60 with at least 10 years
          of participation in the Plan                      75%

     In the case of a Participant who has terminated employment but still maintains an ESOP Account under the Plan, the Applicable Percentage for purposes of this Section 5.7 shall be 100%.

     Once a Participant makes an election in accordance with this Section
5.7, such Participant may elect to have such election automatically renewed each month until such time, if any, as the Participant shall cancel his election or make a new election under this Section 5.7.

     An election under this Section 5.7 will be applied first to a Participant's ESOP Savings Account and only after the ESOP Savings Account has been fully transferred will an election apply to such Participant's ESOP 401(k) Account. Notwithstanding the foregoing, in the case of a Participant whose Account is subject to a qualified domestic relations order as defined in Section 12.4.1 of this Plan, the Applicable Percentage for purposes of this Section 5.7 shall be 100% to the extent necessary to satisfy the distributions required by such order.

     5.8 Commencement of Benefits. Unless the Participant makes an election under Section 5.1.2 of this Plan, benefits under this Plan will be paid to the Participant not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs:

          5.8.1 the date on which the Participant attains his Normal Retirement Date;

          5.8.2 the tenth anniversary of the year in which the Participant commenced participation in the Plan, or

          5.8.3  the Participant's most recent termination of employment.

     5.9  Loans.

          5.9.1 Loans Authorized. Commencing on such date as may be determined by the Committee, an Eligible Individual may apply to the Committee for a loan under this Plan. Upon receipt of a loan application, the Committee may in its discretion instruct the Trustee to make a loan to such Eligible Individual out of the Trust Fund (other than Participants' ESOP Accounts), effective as of such date as the Committee shall designate, if such loan meets the requirements of Section 5.9.2. A Participant will be permitted to have only two loans outstanding at any time except that this sentence shall not affect any loans outstanding as of March 31, 1994. In determining whether to grant a loan under this Section 5.9, the Committee shall consider only those factors which would be considered in a normal commercial setting of an entity in the business of making loans, and shall act in accordance with uniform and non-discriminatory standards. In addition, a Participant (other than a terminated Employee) who repays a loan may not receive a new loan until least one month has passed since the prior loan was repaid.

          5.9.2 Loan Requirements. A loan shall not be made to an Eligible Individual pursuant to this Section 5.9 unless such loan:

          (a)  Does not exceed the lesser of:

               (i)  $50,000, reduced by the excess (if any) of:

                    (A) the highest outstanding balance of loans from the Plan during the one-year period ending on the day before the date on which such loan was made; over

                    (B) the outstanding balance of loans from the Plan on the date on which such loan was made; or

               (ii) One-half (1/2) of the present value of the Eligible Individual's Before Tax Account, Personal Investment Account and

          ESOP Account, determined as of no earlier than the last Valuation Date preceding the Eligible Individual's application for a loan;

          (b) Is exempt from the tax imposed by section 4975 of the Code by reason of section 4975(d)(1) of the Code;

          (c) Is adequately secured by a portion (not in excess of 50% of the present value) of the Eligible Individual's Before Tax Account, Personal Investment Account and ESOP Account;

          (d) Bears interest, payable annually to the Trust Fund or to such account or accounts in the Trust Fund as the Committee shall determine and at such rate as the Committee shall determine;

          (e) Is, by its terms, required to be repaid upon the earlier of the date of the Eligible Individual's death, or the expiration of a fixed term of not more than five years; provided, however, that the Committee may permit a 30-year term in the case of loans used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the Eligible Individual;

          (f) Requires substantially level amortization of the principal and interest of such loan, with payments not less frequently than quarterly, over the term of the loan;

          (g)  Is in an amount of at least $1,000;

          (h) Is made pursuant to a loan agreement to be executed by the Eligible Individual and the Trustee, on a form containing such terms and provisions as the Committee shall in its sole discretion determine;

          (i) Satisfies the requirements of Section 408(b)(1) of ERISA and the Department of Labor's regulations promulgated thereunder;

          (j) Is made in accordance with the specific provisions set out by the Committee; and

          (k)  Meets such other requirements as the Committee may set.

          5.9.3  If any loan granted to an Eligible Individual pursuant to this
     Section 5.9 is not repaid on the date required under Section 5.9.2(e), the Committee may, without prior notice to the Eligible Individual, direct the Trustee to sell, redeem or otherwise dispose of such collateral as the Eligible Individual has given for the loan and apply the proceeds thereof to the repayment of the loan. A sale, redemption or disposal of a Participant's account pursuant to this paragraph will be treated as any other distribution under the Plan and will be subject to any applicable penalties, including any suspension of contributions under the Plan.

          5.9.4 If an Eligible Individual receives a loan under this Section 5.9, his status as an Eligible Individual in the Plan and his rights with respect to his Plan benefits shall not be affected, except to the extent that the Eligible Individual has used his interest in his Before Tax Account or Personal Investment Account as security for the loan, pursuant to Section 5.9.2.

          5.9.5 For the purposes of this Section 5.9, an "Eligible Individual" shall include any Participant who is currently an Employee or any Participant or former Participant who has ceased to be an Employee on account of retirement.

          5.9.6 Loan funds will be made available by first liquidating all of Participant's Personal Investment Account, and then such Participant's Before Tax Account.

     5.10 Direct Rollovers. (a) Notwithstanding any provision of this Plan to the contrary that would otherwise limit a distributee's election under this
Section 5.10, a distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          (b)  The following definitions shall apply to this Section 5.10:

               (i) Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the Personal Investment Account, Before Tax Account and ESOP Account of a distributee under the Plan, except that an eligible rollover distribution does not include:

                    (A) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's Beneficiary, or for a specified period of 10 years or more;

                    (B) any distribution to the extent such distribution is required under section 401(a)(9) of the Code; and

                    (C) the portion of a distribution that is not included in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).

               (ii) Eligible retirement plan: An eligible retirement plan is an individual retirement account described in section 408(a) of the Code, an individual retirement annuity described in section 408(b) of the Code, an annuity plan described in section 403(a) of the Code, or a qualified trust described in section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

               (iii) Distributee: A distributee includes a Participant or former Participant. In addition, the Participant's or former Participant's surviving spouse and the Participant's or former Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

               (iv) Direct rollover: A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

                                  ARTICLE VI

                                  ESOP LOANS
                                  ----------

     6.1 General. (a) The ESOP Trustee may purchase ESOP Stock with the proceeds of an ESOP Loan. The terms of each ESOP Loan must, at the time the loan is made, be at least as favorable to the Plan as the terms of a comparable loan resulting from arm's length negotiations between independent parties. Each ESOP Loan shall be for a specific term and shall bear a reasonable rate of interest. An ESOP Loan may be secured by a pledge of the ESOP Stock acquired with the proceeds of such ESOP Loan (or acquired with the proceeds of a prior ESOP Loan which is being refinanced). No other Plan assets may be pledged as collateral for an ESOP Loan, and no lender shall have recourse against Trust assets other than (i) collateral given for the loan, (ii) ESOP Loan Contributions made pursuant to Section 6.5, and (iii) earnings attributable to such collateral and the investment of such ESOP Loan Contributions. An ESOP Loan shall not be payable on demand except in the event of default. In the event of default of an ESOP Loan, the value of Plan assets transferred in satisfaction of the loan shall not exceed the amount of default. If the lender is a disqualified person within the meaning of Code Section 4975(e)(2), the ESOP Loan must provide for a transfer of Plan assets on default only upon and to the extent of the failure of the Plan to meet the payment schedule of the ESOP Loan. Payments of principal and/or interest on any ESOP Loan shall be made by the ESOP Trustee only from ESOP Loan Contributions, from earnings attributable to such ESOP Loan Contributions, from any cash dividends received by the Plan with respect to ESOP Stock acquired with the proceeds of an ESOP Loan, from the proceeds of an ESOP Loan and, if permitted by the ESOP Trustee, from any cash dividends received by the Plan with respect to ESOP Stock held in the ESOP portion of this Plan which was acquired other than with the proceeds of an ESOP Loan. Notwithstanding the foregoing, cash dividends with respect to any allocated shares of ESOP Stock shall be used to make ESOP Loan payments only as provided in Section 6.6.2(b). Payments of principal and/or interest on any ESOP Loan may also be made pursuant to the April 27, 1992 buy back transaction. The ESOP Trustee shall enter into any loan transaction in conformity with the provisions hereof.

          (b) The ESOP portion of the Plan is designed to invest primarily in "qualifying employer securities" as defined in Code regulation (S) 54.4975-12.

     6.2 ESOP Loan Proceeds. The ESOP Loan proceeds shall be used by the ESOP Trustee of the Plan within a reasonable time after receipt to acquire ESOP Stock or to repay a prior ESOP Loan. In acquiring ESOP Stock, the ESOP Trustee shall take all appropriate and necessary measures to ensure that the Plan pays no more than "adequate consideration" (within the meaning of Section 3(18) of ERISA) for such securities. All ESOP Stock acquired with the proceeds of an ESOP Loan shall be placed in an ESOP Suspense Account established by the ESOP Trustee of the Plan. To the extent required for the purpose of pledging such ESOP Stock as collateral for the ESOP Loan, the shares held as collateral in the ESOP Suspense Account may be physically segregated from other Plan assets. Any pledge of ESOP Stock must provide for the release of the shares so pledged as payments on the ESOP

Loan are made by the ESOP Trustee and such securities are allocated to Participants pursuant to Section 6.6.

     6.3  Restrictions on Puts and Calls.  Except as otherwise provided in
Section 409(1) of the Code and regulations promulgated thereunder, no ESOP Stock purchased with the proceeds of an ESOP Loan shall be subject to any put, call or other option or any buy-sell or similar agreement while held by and when distributed from the Plan, whether or not the Plan constitutes an "employee stock ownership plan" within the meaning of Section 4975(e)(7) of the Code at such time and whether or not the ESOP Loan has been repaid at such time.

     6.4 The ESOP Suspense Account. All ESOP Stock acquired with the proceeds of an ESOP Loan shall initially be credited to the ESOP Suspense Account, whether or not such shares are pledged to a creditor to secure the ESOP's obligations arising from such transaction. The ESOP Suspense Account shall be maintained as a subaccount within the Plan.

     6.5 ESOP Loan Contributions. The Company shall from time to time make ESOP Loan Contributions to the Trust in accordance with the terms of the Plan. ESOP Loan amortization payments shall be made by the ESOP Trustee from the following sources in the manner and order of priority as directed by the
Company:

          (a)  Dividends on ESOP Stock held in the ESOP Suspense Account;

          (b) (Subject to Section 6.6.2(b) hereof) Dividends on other ESOP Stock acquired with the proceeds of an ESOP Loan;

          (c) ESOP Loan Contributions which must be made when an ESOP Loan payment is due which is not satisfied by (a) or (b) above; and

          (d) In the event of a sale or other disposition of ESOP Stock or other assets held in the ESOP Suspense Account, the proceeds from such sale or other disposition.

     6.6  Release From ESOP Suspense Account and Allocation of ESOP Stock.

          6.6.1 Release From ESOP Suspense Account. As soon as practicable after each ESOP Loan amortization payment is made, a number of shares of ESOP Stock acquired with the proceeds of such ESOP Loan and held in the ESOP Suspense Account shall be released from the ESOP Suspense Account. The total number of shares so released shall equal the number of shares of ESOP Stock held in the ESOP Suspense Account with respect to such ESOP Loan immediately prior to the release multiplied by a fraction. The numerator of the action shall be the amount of principal and interest paid by the Plan on such ESOP Loan in such loan amortization payment. The denominator of the fraction shall be the sum of the numerator plus the principal and interest to be paid on such ESOP Loan for all future amortization payments. The number of future payments under such ESOP Loan must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods. If the effective interest rate under the ESOP Loan is variable, the interest to be paid in future periods must be computed by using the interest rate applicable as of the due date of the current amortization payment. The shares that are released from the ESOP Suspense Account pursuant to this Section 6.6.1 shall be allocated to Participants' ESOP Accounts, at the time and in the manner specified in Sections 6.6.2 and
     6.6.3 below.

          6.6.2 Dividend Allocation. (a) Subject to subsection (b), as soon as practicable following each ESOP Loan amortization payment made in whole or in part with dividends on ESOP Stock and the related calculation of the shares of ESOP Stock that are released from the ESOP Suspense Account as a result of such payment, a portion of the shares so released shall be transferred to each Participant's individual ESOP Account as appropriate to obtain the result that each Participant's individual ESOP Account will be credited with shares of ESOP Stock with a fair market value equal to the amount of the cash dividend paid on shares allocated to each Participant's individual ESOP Account. Any quarterly dividends paid on ESOP Stock shall be deemed to be attributable to ESOP Stock in a Participant's ESOP Account provided such ESOP Stock is allocated to such Participant's ESOP Account as of the last day of such quarter. The number of shares so transferred to each Participant's individual ESOP Account to replace the cash dividends paid on the shares of ESOP Stock allocated to such Participant's individual ESOP Account shall equal the total number of shares released with respect to such ESOP Loan amortization payment multiplied by a fraction. The numerator of the fraction shall be the amount of cash dividends paid on shares of ESOP Stock acquired with the proceeds of an ESOP Loan and held in the Participant's individual ESOP Account, as the case may be, on the dividend record date, which dividends were used by the ESOP Trustee in making the ESOP Loan amortization payment. The denominator of the fraction shall be the amount of the fair market value of the total number of shares released as a result of the ESOP Loan amortization payment. The value of such transferred shares shall be allocated to each Participant's individual ESOP Account as soon as practicable on a pro rata basis in accordance with the number of shares in his individual account on the dividend record date. For purposes of this
     Section 6.6.2, the fair market value of ESOP stock shall be the market value of Common Stock. Market value for purposes of the preceding sentence shall mean the average of the opening and closing price of Common Stock on the New York Stock Exchange-Composite Transactions, on the day the dividends are paid.

          (b) With respect to any cash dividends payable with respect to shares of ESOP Stock that have been allocated to a Participant's individual ESOP Account, such dividends may be used in any of the following ways, as is determined by the Company:

               (i) Such dividends may be paid in cash directly to the Participant;

               (ii) Such dividends may be deposited as cash into the Participant's Before Tax Account (if the applicable ESOP Stock is held in the Participant's ESOP 401(k) Account) or Personal Investment Account (if the applicable ESOP Stock is held in the Participant's ESOP Savings Account). Any dividends treated in accordance with this subsection (ii) may, at the discretion of the Company, be subsequently distributed to the Participant in cash, provided such distribution is made no later than 90 days after the end of the Plan Year in which the dividend is paid.

               (iii) Such dividends may be used to make ESOP Loan amortization payments in accordance with subsection (a) of this Section 6.6.2.

          6.6.3 Match Allocation. If not sooner transferred, all shares of ESOP Stock that have been released from the ESOP Suspense Account as a result of ESOP Loan amortization payments made during a month that have not and will not be transferred pursuant to Section 6.6.2 shall be transferred to the appropriate ESOP Account pursuant to this Section 6.6.3 as soon as practicable following the end of the month. Such shares of ESOP Stock shall be applied to satisfy the Company's obligations to Participants under Sections 2.5 and 2.9 hereof. The shares of ESOP Stock shall be applied to satisfy the Company's obligations under Sections 2.5 and 2.9 for the month in which the shares were released except that if shares have not been allocated to a Participant's individual accounts in satisfaction of the Company's obligations under Sections 2.5 and 2.9 hereof, for a month prior to the month in which the shares were released, such shares shall be applied in satisfaction of such prior month allocations.

          6.6.4 Additional ESOP Allocations. ESOP Stock shall be released from the ESOP Suspense Account as required to make the Additional ESOP Allocation described in Section 2.15. All such ESOP Stock shall be allocated to ESOP 401(k) Accounts as described in Section 2.15.

                                  ARTICLE VII

                   TREATMENT OF ESOP STOCK IN ESOP ACCOUNTS


     7.1  Voting of Shares held in the ESOP Portion of the Plan.

          7.1.1 Each Participant who has been allocated ESOP Stock in such Participant's ESOP Account, as a Named Fiduciary, shall direct the ESOP Trustee with respect to (a) the vote of ESOP Stock allocated to the subaccounts within his ESOP Account, (b) a pro-rata share of unallocated ESOP Stock, and (c) a pro-rata share of allocated ESOP Stock for which no direction on voting is received by the ESOP Trustee. Unallocated shares and allocated shares held in the Trust for which no instructions are timely received shall be voted by the ESOP Trustee in the same proportion as the allocated shares have been voted by Participants to whose subaccounts such shares are allocated, as described above.

          7.1.2 The ESOP Trustee shall use its best efforts to communicate or cause to be communicated to all Participants the provisions of this Plan and the ESOP Trust Agreement relating to the right of Participants to direct the ESOP Trustees with respect to the voting of ESOP Stock allocated to the ESOP Account of any Participant. The ESOP Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of ESOP Stock entitled to vote and the ESOP Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications that the ESOP Trustee may receive, if any, from any person soliciting proxies or any other interested party (including Dow) relating to the matters being presented for a vote by the stockholders of Dow. Dow and the Committee shall provide the ESOP Trustee with such information and assistance as the ESOP Trustee may reasonably request in connection with any communications or distributions to Participants. In no event shall the communications to Participants with respect to a matter being presented for a vote at a meeting of the stockholders of Dow be deemed to be interference in the making of a decision by any Participant as to the voting of ESOP Stock; provided, however, that Section 510 of ERISA shall apply to any communication which threatens or intimates that actions which would violate
     Section 510 of ERISA will or might be taken with respect to any Participant who does not issue directions to the ESOP Trustee in accord with the wishes of Dow.

     7.2  Tender Offers.

          7.2.1 Notwithstanding any other provisions of this Plan to the contrary, if any, but subject to the provisions of subsections 2,3,4 and 5 of this Section 7.2, in the event an offer shall be received by the ESOP Trustee (including but not limited to a tender offer or exchange offer within the meaning of the Exchange Act) to acquire any shares of ESOP Stock held by the ESOP Trustee in the Trust, whether or not allocated to the ESOP Account of any Participants (hereinafter referred to as an "Offer"), the ESOP Trustee shall have no discretion or authority to sell, exchange or transfer any of such shares pursuant to such Offer except to the extent, and only to the extent, that the ESOP Trustee is timely directed to do so in writing: (a) with respect to any ESOP Stock held by the ESOP Trustee subject to such Offer and allocated to the ESOP Account of any Participant, by each Participant to whose ESOP Account any of such shares are allocated, as a Named Fiduciary; and (b) with respect to any ESOP Stock held by the ESOP Trustee subject to such Offer and not allocated to the ESOP Account of any Participant, that number of shares that bears the same proportion as the allocated shares that have been directed to be sold, exchanged or transferred in accordance with (a) bears to the total number of allocated shares, and Participants who acted in accordance with (a) shall be considered Named Fiduciaries with respect to the applicable portion of such unallocated shares. Upon timely receipt of such instructions, the ESOP Trustee shall, subject to the provisions of subsections 3, 4 and 5 of this
     Section 7.2, sell, exchange or transfer pursuant to such Offer, such shares as to which such instructions were given. The ESOP Trustee shall use its best efforts to communicate or cause to be communicated to each Participant the consequences of any failure to provide timely instructions to the ESOP Trustee.

          In the event, under the terms of an Offer or otherwise, any shares of ESOP Stock tendered for sale, exchange or transfer pursuant to such Offer may be withdrawn from such Offer, the ESOP Trustee shall follow such instructions respecting the withdrawal of such securities from such Offer in the same manner and the same proportion as shall be timely received by the ESOP Trustee from the Participants as Named Fiduciaries entitled under this paragraph to give instructions as to the sale, exchange or transfer of securities pursuant to such

     Offer and shall adjust the tender of unallocated shares in accordance with such modified directions pursuant to this Section 7.2.

          7.2.2 In the event that an Offer for fewer than all of the shares of ESOP Stock held by the ESOP Trustee in the Trust shall be received by the ESOP Trustee, each Participant who has been allocated any of such ESOP Stock subject to such Offer shall be entitled to direct the ESOP Trustee as to the acceptance or rejection of such Offer (as provided by Section 7.2.1). The ESOP Trustee shall sell, exchange, or transfer ESOP Stock held in the Trust in accordance with the directions received from the Participants with regard to ESOP Stock allocated to their individual ESOP Accounts on a pro rata basis to all ESOP Stock in the ESOP portion of the Trust; provided, however, that in the event the number of shares of ESOP Stock for which directions to sell, exchange or transfer are received by the ESOP Trustee exceeds the number of shares for which an Offer is made, the ESOP Trustee shall first sell, exchange or transfer allocated ESOP Stock which is directed to be sold, exchanged, or transferred and only thereafter shall the ESOP Trustee sell, exchange or transfer unallocated ESOP Stock.

          7.2.3 In the event an Offer shall be received by the ESOP Trustee and instructions shall be solicited from Participants in the Plan pursuant to
     Section 7.2.1 regarding such Offer, and prior to termination of such Offer, another Offer is received by the ESOP Trustee for the securities subject to the first Offer, the ESOP Trustee shall use its best efforts under the circumstances to solicit instructions from the Participants to the ESOP
     Trustee: (a) with respect to securities tendered for sale, exchange or transfer pursuant to the first Offer, whether to withdraw such tender, if possible, and if withdrawn, whether to tender any securities so withdrawn for sale, exchange or transfer pursuant to the second Offer; and (b) with respect to securities not tendered for sale, exchange or transfer pursuant to the first Offer, whether to tender or not to tender such securities for sale, exchange or transfer pursuant to the second Offer. The ESOP Trustee shall follow all such instructions received in a timely manner from Participants in the same manner and in the same proportion as provided in
     Section 7.2.1 and shall adjust its tender of unallocated shares in accordance with such modified directions pursuant to Section 7.2.1. With respect to any further Offer for any ESOP Stock received by the ESOP Trustee and subject to any earlier Offer (including successive Offers from one or more existing offerors), the ESOP Trustee shall act in the same manner as described above.

          7.2.4 In the event an Offer for any ESOP Stock held by the ESOP Trustee in the Trust shall be received by the ESOP Trustee and the Participants shall be entitled to determine to accept, reject or withdraw an acceptance of such Offer pursuant to Sections 7.2.1. through 7.2.4: (a) the Company and the ESOP Trustee shall not interfere in any manner with the decision of any Participant regarding the action of the Participant with respect to such Offer (hereinafter referred to as an "Investment Decision"), and the ESOP Trustee shall arrange for such Investment Decision to be made on a confidential basis; (b) the ESOP Trustee shall use its best efforts to communicate or cause to be communicated to all Participants the provisions of the Plan and ESOP Trust Agreement relating to the right of Participants to direct the ESOP Trustee with respect to ESOP Stock subject to such Offer, including unallocated ESOP Stock, and of the obligation of the ESOP Trustee to follow such directions; (c) the ESOP Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications directed generally to the owners of the securities to whom such Offer is made or is available; and (d) the ESOP Trustee shall use its best efforts to distribute or cause to be distributed to Participants all communications that the ESOP Trustee may receive, if any, from the persons making the Offer or any other interested party (including the Company) relating to the Offer. The Company and the Committee shall provide the ESOP Trustee with such information and assistance as the ESOP Trustee may reasonably request in connection with any communications or distributions to Participants. In no event shall the communications directed generally to the owners of the securities which are the subject of an Offer be deemed to be interference in the making of any Investment Decision by any Participant; provided, however, that Section 510 of ERISA shall apply to any communication which threatens or intimates that actions which would violate Section 510 of ERISA will or might be taken with respect to any Participant who does not make an Investment Decision in accord with the wishes of the Company.

          7.2.5 Notwithstanding anything elsewhere in this Plan to the contrary, any proceeds received by the ESOP Trustee as a result of the sale, exchange or transfer of ESOP Stock pursuant to an Offer shall be invested in securities selected by the ESOP Trustee until the ESOP Trustee is otherwise directed by the Committee or as may be required to pay down the ESOP Loan.

                                 ARTICLE VIII

                                TOP-HEAVY RULES


     8.1  Top-Heavy Plan.

          8.1.1 Top-Heavy Plan Defined. If, on the last day of any Plan Year, the "Determination Date," the sum of the present value of the cumulative accrued benefits of all Key Employees (as defined in Section 8.4 of the Plan) who participate under the defined benefit plans sponsored by the Company or an Affiliate and the aggregate value of the Before Tax Accounts, Personal Investment Accounts, and ESOP Accounts of all Key Employees under the Plan exceed 60% of the sum of the present value of the cumulative accrued benefits of all Employees in the defined benefit plans of the Company or an Affiliate and the aggregate value of the Before Tax Accounts, Personal Investment Accounts and ESOP Accounts of all Participants in the Plan, the Plan shall be top-heavy and the provisions of this Article VIII shall apply for the following Plan Year.

               The Plan shall also be top-heavy if the Plan is part of a required aggregation group of plans and the required aggregation group is top-heavy. The term "required aggregation group" shall mean: (a) each plan of the Company or an Affiliate which qualifies under Section 401(a) of the Code in which at least one Key Employee is a Participant; and (b) any other plan which enables a plan described in the preceding subsection (a) to meet the requirements of Sections 401(a)(4) or 410 of the Code. The Company may also treat any other plan not required to be included in the "required aggregation group" as being part of such group if such group would continue to meet the requirements of Sections 401(a)(4) or 410 of the Code with such plan being taken into account.

               8.1.2 Amounts Included in Accounts. For purposes of determining whether this Plan is top-heavy, the value of a Participant's Before Tax Account, Personal Investment Account and ESOP Accounts includes the amount of any distribution made to such Participant pursuant to Section 5.1, and any withdrawal made by such Participant pursuant to Section 5.4, Section 5.5, or Section 5.6, if such distributions or withdrawals were made during the Plan Year or the preceding four Plan Years.

          8.2    Minimum Top-Heavy Benefits.  If the Plan is top-heavy under
Section 8.1, the ESOP Contributions for each Participant other than a Participant who is a Key Employee, shall be increased by an amount that, when added to the sum of the Participant's

Before Tax Contributions, Additional Contributions and ESOP Contributions made under this Plan without regard to this Section 8.2, shall bring the total amount contributed for such Participant under this Plan to 3% of such Participant's Earnings.

          For purposes of this Section 8.2 only, the term "Participant" shall also include any Employee who is otherwise eligible to participate in the Plan but for his failure to authorize his Employer to reduce his Compensation in accordance with Section 2.3 of this Plan.

          8.3 Reduction in Combined Limitation. If the Plan is top-heavy under Section 8.1, the Participant's Defined Contribution Plan Fraction and Defined Benefit Plan Fraction, determined under Sections 4.8 and 4.9, respectively, shall be determined by substituting "1.0" for "1.25" in each place "1.25" appears in such sections unless, on the last day of the Plan Year in which the Plan is found to be top-heavy under Section 8.1, the aggregate value of the Before Tax Accounts, Personal Investment Accounts and ESOP Accounts of Key Employees under the Plan does not exceed 90 percent of the aggregate value of the Before Tax Accounts, Personal Investment Accounts and ESOP Accounts for all Participants in the Plan and the Company elects to substitute "4%" for "3%" in Section 8.2.

          8.4 Key Employee. For purposes of this Article VIII, a "Key Employee" shall be any employee of an Employer or an Affiliate who, at any time during the Plan Year or any of the four preceding Plan Years, is:

               8.4.1 One of the 50 Employees of an Employer or an Affiliate who has the highest Earnings during the Plan Year or any of the preceding four Plan Years of all Employees of all Employers and Affiliates if such Employee is also an officer of an Employer or an Affiliate and such Earnings exceed 150% of the dollar amount described in Code
          Section 415(c)(1)(A);

                 8.4.2 One of the 10 Employees owning (or considered as owning within the meaning of Code Section 318) both more than a one-half (1/2) percent interest and the largest interests in an Employer or an Affiliate among all Employees of all Employers and Affiliates; provided, however, that such Employee shall not be a Key Employee unless such Employee's Earnings exceed $30,000 or such other dollar limitation in effect under Code Section 415(c)(1)(A) for the Plan Year and provided further that if two or more Employees have the same interest in an Employer or an Affiliate the Employee having greater annual Earnings from the Employer or an Affiliate shall be treated as having the larger interest;

               8.4.3  A 5% owner of an Employer or an Affiliate;

               8.4.4 A 1% owner of an Employer or an Affiliate if such owner's annual Earnings exceed $150,000; or

               8.4.5  A Beneficiary of a Key Employee described in Sections
          8.4.1 through 8.4.4, inclusive.

          8.5 Automatic Removal. In the event that it shall be determined by statute, regulation or ruling of the Internal Revenue Service that the provisions of this Article VIII are no longer necessary in whole or in part to qualify this Plan under the Code, this Article VIII shall be ineffective to such extent without amendment to the Plan.

                                  ARTICLE IX

                                     TRUST
                                     -----

               9.1 Trustees. To provide for the administration of the Plan, the Company has entered into a Trust Agreement and an ESOP Trust Agreement with a Trustee and an ESOP Trustee, respectively, both appointed by the Company, in such forms and containing such provisions as the Company may deem appropriate, including, but not limited to, provisions with respect to the powers and authority of the Trustee and the ESOP Trustee (including the management of funds and/or providing Investment Options and retirement elections under this Plan by some other institution or institutions, as directed by the Committee from time to time), the authority of the Company to amend the Trust Agreement and ESOP Trust Agreement and to terminate the Trusts, and the authority of the Company to settle the accounts of the Trustee and the ESOP Trustee on behalf of all persons having an interest in the Plan, and a provision that, except as provided in Section 12.11 of this Plan, it shall be impossible at any time for any part of the corpus or income of the Trusts to be used for or diverted to purposes other than for the exclusive benefit of Eligible Employees or their Beneficiaries.

               9.2 Trust Expenses. Costs and expenses of administering the Trust Funds, including Trustees' fees and investment managers' fees, shall be paid from the Trust Funds, unless they are paid by an Employer.

               9.3 Diversification Transfers. Upon a Participant's diversification election pursuant to Section 5.7, the relevant assets will be transferred from the ESOP Trust to the non-ESOP Trust Fund.

                                   ARTICLE X

                                 ADMINISTRATION

               10.1 Administrative Committee. There is hereby created an Administrative Committee (the "Committee") which shall consist of not less than two (2) members to be appointed by and serve at the pleasure of the Board of Directors of the Company. The Board of Directors of Dow may, at any time, fill vacancies or require the resignation of one or more of the members of a Committee with or without cause. In the event that a vacancy or vacancies shall occur on the Committee, the remaining member or members shall act as the Committee until the Board of Directors of Dow fills such vacancy or vacancies. No person shall be ineligible to be a member of a Committee because he is, was or may become entitled to benefits under the Plan, or because he is a director and/or officer of an Employer or Affiliate or a Trustee; provided, that no Participant who is a member of the Committee shall participate in any determination by the Committee specifically relating to the disposition of his own Before Tax Account, Personal Investment Account or ESOP Account (including any determination with respect to a hardship withdrawal or a loan pursuant to Sections 5.4 and 5.9, respectively).

                10.2  Limitation of Liability; Indemnity.

                     10.2.1 Except as otherwise provided by law, no person who is a member of the Committee, or any employee, director or officer of any Employer or Affiliate, may incur any liability whatsoever on account of any matter connected with or related to the Plan or the administration of the Plan.

                     10.2.2 The Company shall indemnify and save harmless each member of the Committee, and each employee, director or officer of any Employer or Affiliate, from and against any and all loss, liability, claim, damage, cost and expense which may arise by reason of, or be based upon, any matter connected with or related to the Plan or the administration of the Plan (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or in settlement of any such claim whatsoever), unless such person shall have acted in bad faith or been guilty of willful misconduct or gross negligence in respect of his duties, actions or omissions in respect of the Plan.

                10.3 Compensation and Expenses. The members of the Committee shall serve without compensation for their services as such members. All expenses reasonably incurred by the Plan shall be treated as an expense of the Trust Fund unless paid by an Employer. The members of the Committee shall serve without bond unless the Company or the provisions of any applicable laws shall require otherwise, in which event the Employers shall pay the premium thereon.

                  10.4  Voting, Chairmen, Subcommittees.

                        10.4.1 If there are less than three (3) members of the Committee at any time, the Committee may do any act which the Plan authorizes or requires the Committee to do only upon the unanimous consent of the members of the Committee eligible to vote on such act. If there are three or more members of the Committee at any time, a majority of the members of the Committee at the time in office may do any act which the plan authorizes or requires the Committee to do. The action of such majority of the members expressed from time to time by a vote at a meeting, or in writing without a meeting, or by conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time, shall constitute the action of the Committee and shall have the same effect for all purposes as if assented to by all members at the time in office. Where action is taken by members of the Committee by conference telephone or similar communications equipment, such action shall be confirmed in writing by such members as soon as practicable thereafter. The Secretary shall maintain minutes reflecting Committee meetings and shall cause each action taken in writing without a meeting, and each written confirmation of action taken by conference telephone or similar communications equipment, to be included in the minutes of the Committee.

                        10.4.2 The Board of Directors of Dow shall name one of the members of the Committee as Chairman. The members of the Committee shall elect a Secretary who may, but need not be, a member of the Committee, and they may appoint from their number such subcommittees as they shall determine.

                  10.5 Payment of Benefits. The Committee shall advise the Trustee or ESOP Trustee, as applicable, in writing with respect to all benefits which become payable under the terms of the Plan and shall direct the Trustee or ESOP Trustee to pay such benefits to or on order of the Committee. The Committee shall be authorized to give to any party such instructions as may be necessary or appropriate in order to provide for the payment of benefits in accordance with the Plan.

                  10.6 Powers and Authority; Action Conclusive. Except as otherwise expressly provided in the Plan or in the Trust Agreement or ESOP Trust Agreement, or by the Board of Directors of Dow:

               10.6.1 The Committee shall be responsible for the administration of the Plan.

               10.6.2 The Committee shall have all powers necessary or helpful for the carrying out of its responsibilities, and the decisions or action of the Committee in good faith in respect of any matter hereunder shall be conclusive and binding upon all parties concerned.

               10.6.3 The Committee may delegate to one or more of its members or any other person the right to act on its behalf in all matters connected with the administration of the Plan.

               10.6.4 Without limiting the generality of the foregoing, the Committee shall have full discretionary authority to:

                    10.6.4.1 Determine all questions arising out of or in connection with the terms and provisions of the Plan except as otherwise expressly provided herein;

                    10.6.4.2 Make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions of the Plan, and fix the annual accounting period of the trust established under the Trust Agreement or ESOP Trust Agreement as required for tax purposes;

                    10.6.4.3 Construe all terms, provisions, conditions and limitations to the Plan;

                    10.6.4.4 Determine all questions relating to (a) the eligibility of persons to receive benefits hereunder, (b) the amount of Compensation and Earnings of a Participant during any period hereunder, and (c) all other matters upon which the benefits or other rights of a Participant or other person shall be based hereunder;

                    10.6.4.5 Determine all questions relating to the administration of the Plan (a) when disputes arise between an Employer and a Participant or his Beneficiary, spouse or legal representatives, and (b) whenever the Committee deems it advisable to determine such questions in order to promote the uniform administration of the Plan. The foregoing list of powers is not intended to be either complete or exclusive, and the Committee shall, in addition, have such powers as may be necessary for the performance of its duties under the Plan and the Trust Agreement or ESOP Trust Agreement.

          10.7 Counsel and Agents. The Committee may employ such counsel, including legal counsel, accountants, investment advisors, physicians, agents and such clerical and other services as it may require in carrying out the provisions of the Plan, and shall charge the fees, charges and costs resulting from such employment as an expense of the Trust Fund unless paid by an Employer. Unless otherwise provided by law, any person so employed by a Committee may be legal or other counsel to an Employer, a Subsidiary, a member of a Committee or an officer or member of the Board of Directors of an Employer or a Subsidiary.

          10.8 Reliance on Information. The members of the Committee and any Employer and its officers, directors and employees shall be entitled to rely upon all tables, valuations, certificates, opinions, and reports furnished by any accountant, trustee, insurance company, counsel or other expert who shall be engaged by an Employer or the Committee, and the members of the Committee and any Employer and its officers, directors and employees shall be fully protected in respect of any action taken or suffered by them in good faith in reliance thereon, and all action so taken or suffered shall be conclusive upon all persons affected thereby.

          10.9 Fiduciaries. The provisions of this Section 10.9 shall apply notwithstanding any contrary provisions of the Plan or the Trust Agreement or ESOP Trust Agreement.

               10.9.1 The named fiduciaries under the Plan shall be the members of the Committee, who shall be named fiduciaries with respect to control or management of the assets of the Plan, and who shall have authority to control or manage the operation and administration of the Plan, except with respect to those matters which under the Plan or the Trust Agreement or ESOP Trust Agreement are the responsibility, or subject to the authority, of the Trustee or ESOP Trustee, and except with respect to those matters described in Article VII, for which Participants have been designated as Named Fiduciaries.

               10.9.2 The named fiduciaries under the Plan shall have the right, which shall be exercised in accordance with the procedures set forth in Section 10.4.1 and/or in the Trust Agreement or ESOP Trust Agreement for action by the Committee, to allocate responsibilities, fiduciary or otherwise, among named fiduciaries, and the named fiduciaries (or any of them to whom such right shall be allocated) shall have the right to designate persons other than named fiduciaries to carry out responsibilities, fiduciary or otherwise, under the Plan.

          10.9.3 The members of the Committee shall together establish and carry out, or cause to be provided by those persons (including without limitation, any investment manager, trustee or insurance company) to whom responsibility or authority therefor has been allocated or delegated in accordance with this Plan or the Trust Agreement or ESOP Trust Agreement, a funding policy and method consistent with the objectives of the Plan and the requirements of ERISA. For such purposes, the Committee shall, at a meeting duly called for the purpose, establish a funding policy and method which satisfies the requirements of ERISA, and shall meet annually at a stated time of the year to review such funding policy and method. All actions taken with respect to such funding policy and method and the reasons therefor shall be recorded in the minutes of the meetings of the Committee.

          10.9.4 Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

          10.9.5 Any named fiduciary under the Plan, and any fiduciary designated by a named fiduciary pursuant to Section 10.9.2 to whom such power is granted by a named fiduciary under the Plan, may employ one or more persons to render advice with regard to any responsibility such fiduciary has under the Plan.

          10.9.6 The Committee, or such of them to whom such power shall be allocated, may appoint an investment manager or managers, as defined in section 3(38) of ERISA, to manage (including the power to acquire, invest and dispose of) any assets of the Plan.

          10.9.7 Except to the extent otherwise provided by law, if any duty or responsibility of a named fiduciary has been allocated or delegated to any other person in accordance with any provision of this Plan or of the Trust Agreement or ESOP Trust Agreement, then such named fiduciary shall not be liable for an act or omission of such person in carrying out such duty or responsibility.

     10.10 Plan Administrator. The Company shall be the administrator of the Plan, as defined in section 3(16)(A) of ERISA.

     10.11 Notices and Elections. An Employee shall deliver to the Committee all directions, orders, designations, notices or other communications on appropriate forms to be furnished by the Committee. The Committee shall also receive notices or other communications for Participants from the Trustee or ESOP Trustee and transmit them to the Participants. All elections which may be made by a Participant under this Plan shall be made in a time, manner and form determined by the Committee unless a specific time, manner or form is set forth in the Plan.

     10.12 Taxes Payable by Trustees. Taxes, if any, other than transfer taxes, payable by the Trustee or ESOP Trustee shall be charged against the Before Tax Accounts, Personal Investment Accounts and ESOP Accounts pro rata to the values of the cash and/or securities affected.

     10.13 Rollovers. An Employee (whether or not otherwise eligible to participate in the Plan) may, with the consent of the Committee, transfer to the Plan all or any portion of the property such employee received from a plan qualified under Section 401(a) of the Code provided that such distribution is an eligible rollover distribution as such term is defined in Section 402(c) of the Code. No part of such transfer may be attributable to contributions made on behalf of a 5% Owner (within the meaning of Section 5.1.4, as amended, of the Plan) at any time during the five (5) Plan Years preceding the plan year in which such distribution was made.

     10.14 Plan-to-Plan Transfers. The Trustee may transfer the balance of a Participant's Before Tax Account and Personal Investment Account to the trustees of any trust qualified under Section 401(a) of the Code. The Trustee may make such a transfer only at the direction of the Committee.

     The Trustee may accept as part of the Trust Fund property transferred from a trust qualified under Section 401(a) of the Code. The Trustee may accept such a transfer only at the direction of the Committee. Such property shall at all times be maintained by the Trustee in a segregated account. Such property shall be distributed to the Participant or his Beneficiary within the time required for distribution of his Before Tax Account and Personal Investment Account under
Article V.

                                  ARTICLE XI

                  AMENDMENT, TERMINATION, ADOPTION AND MERGER

     11.1 Modification or Amendment of Plan. The Company reserves the right at any time and from time to time to amend the Plan in whole or in part; provided that, except as provided in Section 11.4 or as otherwise permitted by law, no amendment shall be made which (a) would cause or permit any part of the corpus or income of the Trust Fund to be diverted to purposes other than for the exclusive benefit of Participants or their Beneficiaries, (b) would cause or permit any portion of the assets of the Trust Fund to revert to or become the property of any Employer or Affiliate at any time, or (c) would divest any Participant of any amount previously credited to his Before Tax Account, Personal Investment Account or ESOP Account. However, the Committee shall also have the right, subject to the same restrictions set forth in the first sentence of this Section 11.1, to amend the Plan (d) to retain the Plan's qualified status under Code Section 401(a), or to comply with any other provision of law, or (e) in any other respect to the extent that the annual cost of such amendments to the Plan for the Plan Year under this clause (e), determined without regard to the effective date of such amendments, does not exceed two million dollars ($2,000,000). The Committee shall report to the Benefit Finance Committee of Dow at its next meeting regarding any amendments adopted by the Committee pursuant to this Section 11.1.

     11.2 Termination of Plan or Discontinuance of Contributions. The Plan may be terminated by the Company at any time in the Company's sole discretion, in whole or in part. Notwithstanding any other provision of the Plan, upon complete termination of the Plan or the complete discontinuance of contributions thereunder, 100% of each Participant's Before Tax Account, Personal Investment Account and ESOP Account shall be nonforfeitable. Upon any such termination, the Committee shall instruct the Trustee and ESOP Trustee either (a) to distribute or dispose of the net assets of the Trust Fund (remaining after payment of or provision for all expenses of final administration and liquidation) exclusively for the benefit of all Participants (or their Beneficiaries, as the case may be) according to their respective shares of the Trust Fund as of the date of such termination or discontinuance, or (b) to continue the Trust Fund with distributions to be made at the time and in the manner provided for by Article
V. In the event of any partial termination of the Plan (within the meaning of section 411(d)(3) of the Code), 100% of the Before Tax Account, Personal Investment Account and ESOP Account of each Participant affected by such partial termination shall be nonforfeitable.

     11.3 Expenses of Termination. In the event of the complete or partial termination of the Plan, the expenses incident thereto shall be a prior claim and lien upon the assets of the Trust Fund and shall be paid or provided for prior to the distribution of any benefits pursuant to such termination, unless such expenses are paid by an Employer.

     11.4 Amendments Required for Qualification. All provisions of this Plan, and all benefits and rights granted hereunder, are subject to any amendments, modifications or alterations which are necessary from time to time to qualify the Plan under section 401(a) of the Code or corresponding provisions of subsequent law, to continue the Plan as so qualified, to meet the requirements of section 401(k) and section 4975(e)(7) of the Code or to comply with any other provision of law. Accordingly, notwithstanding any other provisions of this Plan, the Company may amend, modify or alter the Plan with retroactive effect in any respect or manner necessary to qualify the Plan under section 401(a) of the Code, to continue the Plan as so qualified, to meet the requirements of section 401(k) and Section 4975(c)(7) of the Code, or to comply with any other provision of law.

     11.5 Adoption of Plan by Employers.

          11.5.1 With the consent of the Company, any Subsidiary may adopt the Plan and the Trust Agreement and ESOP Trust Agreement for any of its divisions or locations as it may specify by delivering to the Committee and the Trustee and ESOP Trustee:

               11.5.1.1   A written instrument, duly executed and acknowledged:

          (a) adopting and assuming, jointly and severally, the obligations of the Company under the Plan and Trust Agreement and ESOP Trust Agreement;

          (b) appointing the Company and the Committee as its agents and attorneys-in-fact for all purposes with respect to the Plan and Trust Agreement and ESOP Trust Agreement, including amending or terminating the Plan and Trust Agreement and ESOP Trust Agreement and giving or receiving notices, instructions, directions and other communications to the Trustee and ESOP Trustee; and

          (c) specifying the divisions or locations for which it is adopting the Plan and Trust Agreement and ESOP Trust Agreement;

               11.5.1.2 A duly certified copy of resolutions of the board of directors of the adopting corporation, or a similar document from the person or persons having the power to bind the partnership or other entity, authorizing the adoption of the Plan and the Trust Agreement and ESOP Trust Agreement and approving and authorizing the execution, acknowledgement and delivery of the written instrument described in
          Section 11.5.1.1; and

               11.5.1.3 A copy of a document evidencing the Company's consent to the adoption of the Plan and the Trust Agreement and ESOP Trust Agreement by such Subsidiary.

          11.5.2 The Company's consent to any adoption of this Plan and Trust Agreement and ESOP Trust Agreement shall be evidenced by:

               11.5.2.1 Written approval and consent to such adoption by the Committee if such adoption would add fewer than 100 Eligible Employees; or

               11.5.2.2 A resolution of the Company's Board of Directors approving and consenting to such adoption if such adoption would add 100 or more Eligible Employees on its effective date.

          11.5.3 In giving its consent to any adoption of the Plan and Trust Agreement and ESOP Trust Agreement under Section 11.5.2, the Company or the Committee may make its consent subject to such terms and conditions as it may prescribe.

     11.6 Discontinuance of Participation. An Employer's discontinuance of its participation under the Plan may be voluntary or involuntary, partial or complete, as described below:

          11.6.1 Any Employer may, with the approval of the Committee, elect, at any time, to discontinue its participation hereunder in whole or in part with respect to any of its divisions or locations by filing written notice thereof with the Committee and specifying the group or groups of Participants affected by such election.

          11.6.2 The Plan shall discontinue as to all Participants of any Employer which shall be declared bankrupt or which makes any general assignment for the benefit of creditors.

          11.6.3 The Plan shall discontinue as to Participants of any Employer in the event of the dissolution, merger, consolidation, or sale or other disposition of the business and assets or stock of such Employer, unless provision is made for the continuance of the Plan by a successor. In the event the Plan is discontinued pursuant to this Section 11.6.3, the Committee shall make such current or deferred distribution to the Participants affected by such discontinuance as it shall deem appropriate and in accordance with Section 11.7 and the other provisions of the Plan; provided, however, if provision is made for the continuance of the Plan by a successor, the Board of Directors of the Company or, if such disposition of the business is either approved by the Board of

     Directors of the Company or is a disposition for which no approval by the Board of Directors is required, the Committee may, if they so determine, direct that the portion of the Trust Fund allocable to such Participants be transferred to a successor qualified plan or funding medium covering such Participants. The Committee, in its sole discretion, may permit the value of such Participants' Before Tax Accounts, Personal Investment Accounts and ESOP Accounts to remain in the Plan pending the completion of the dissolution, merger, consolidation or sale or other disposition of the business and assets or stock of such Participants' Employer, as the case may be, for such a period of time as shall be designated by the Committee.

     11.7 Merger. Subject to the provisions of this Section 11.7, the Plan may be amended to provide for the merger of the Plan, in whole or in part, or a transfer of all or a part of its assets or liabilities, to any other qualified plan within the meaning of section 401(a) or 403(a) of the Code, including such a merger or transfer in lieu of a distribution which might otherwise be required under the Plan. In the event of such a merger or consolidation of this Plan or transfer of its assets or liabilities to any other plan in whole or in part, each Participant shall be entitled to a benefit immediately after the merger, consolidation or transfer (if such other plan then terminated) which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer (if the Plan had then been terminated).

     11.8 Transfer of a Subsidiary, Division, Branch or Business Unit. Notwithstanding anything herein to the contrary, if at any time a subsidiary or any division, branch or business unit of the Company shall be transferred as a going business and on that account certain Participants shall remain in the employ of any subsidiary or shall transfer to the acquiring company, the Board of Directors or, if such transfer of a subsidiary, division, branch or business unit of the Company is either approved by the Board or is a transfer for which no approval by the Board is required, the Administrative Committee may, if they so determine, provide for the withdrawal and segregation of the assets of the Trust Fund attributable to such Participants, based on the value of their respective accrued benefits including Company payments in the Trust Fund determined as though such Participants had terminated employment as of the date of such transfer as a going business.

                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Claims Procedure. If a claim for benefits under this Plan is wholly or partially denied, the claimant shall be provided with a notice setting forth the specific reason or reasons for the denial, specific reference to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim, an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure. Within 60 days after notification of a denial of benefits, such claimant may, upon written application, appeal such denial to the Committee for a review. Such claimant (or his duly authorized representative) may review pertinent documents and submit issues and comments in writing. Within 60 days of receipt of such written application for review, the Committee shall make a decision in writing, including specific reasons for the decision, with references to the pertinent Plan provisions. Under special circumstances the Committee may extend the time for processing such a review, but a decision shall be rendered not later than 120 days after receipt of the request for review. In the event that government regulations shall impose a different standard for review, such required standard shall be followed in lieu of the above.

     12.2 Plan Not an Employment Contract. Neither the adoption of this Plan by an Employer nor any action of any Employer, the Committee, or the Trustee or ESOP Trustee under this Plan, nor participation in this Plan or failure to participate in this Plan by any person, shall be held or construed to confer upon any person any legal right to be continued as an employee of any Employer or Affiliate. All employees, whether or not they participate in this Plan, shall be subject to discharge to the same extent as they would have been if this Plan had never been adopted.

     12.3 Consent to Terms of Plan and Trust Agreement. An Employee by becoming a Participant in this Plan consents and agrees to all the terms and provisions of this Plan, the Trust Agreement and ESOP Trust Agreement, and any rules and regulations adopted by the Committee pursuant to the provisions of this Plan, as they may each be amended from time to time.

     12.4 Transfer of Interest Not Permitted. Except as respects any assignment or encumbrance to secure a loan from the Trust Fund which is made pursuant to Section 5.9, and except as set forth in Section 12.4.1 and 12.4.2 and as otherwise may be required by law, no person shall have any power to assign, transfer, pledge, encumber, commute, or anticipate any interest in the Trust Fund or in any payment to be made under the Plan, and any attempt to assign, transfer, pledge, encumber, commute or anticipate the same shall be void; nor shall any such interest be in any way liable for or subject to the debts, contracts, liabilities, engagement or torts of the person entitled to such benefit or payment or subject to levy, garnishment, attachment, execution or other legal or equitable process.

          12.4.1   Qualified Domestic Relations Order.  (a) The provisions of
     Section 12.4 shall not be applicable to a Qualified Domestic Relations Order and payment of benefits shall be made in accordance with the terms of such order.

          The Committee shall promptly notify a Participant and any Alternate Payee of the receipt of a Domestic Relations Order and of the Plan's procedure for determining whether the order constitutes a Qualified Domestic Relations Order. Within a reasonable period of time after the receipt of such order, the Committee, in accordance with such procedures as it shall from time to time establish, shall determine whether such order constitutes a Qualified Domestic Relations Order and shall notify the Participant and each Alternate Payee of such determination.

          During any period of time in which the issue of whether a Domestic Relations Order constitutes a Qualified Domestic Relations Order is being determined by the Committee, by a court of competent jurisdiction, or otherwise, the Committee shall separately account for the amounts which would have been payable to the alternate payee during such period if the order had been determined to be a Qualified Domestic Relations Order. If within the 18-month period beginning on the date on which the first payment would be required to be made under the Domestic Relations Order such order is determined to be a Qualified Domestic Relations Order, the Committee shall pay such amounts to the person or persons entitled thereto. If within such 18-month period it is determined that such order is not a Qualified Domestic Relations Order, or the issue as to whether such order so qualifies is not resolved, then the Committee shall pay such amounts to the person or persons who would have been entitled to such amounts if there had been no order. Any determination that an order is a Qualified Domestic Relations Order which is made after the end of such 18-month period shall be applied prospectively only.

          The provisions of this Section 12.4.1 became effective as of January 1, 1985, provided however, that in the case of a Domestic Relations Order entered before such date, the Committee:

               (i) shall treat such order as a Qualified Domestic Relations Order if the Trustee is paying benefits pursuant to such order on January 1, 1985; and

               (ii) may treat any other Domestic Relations Order entered before January 1, 1985 as a Qualified Domestic Relations Order even if such order does not meet the requirements of the preceding provisions of this Section 12.4.1.

          (b) An Alternate Payee who is entitled to receive assets that exceed $5,000 under this Plan pursuant to a Qualified Domestic Relations Order received by the Committee on or after January 1, 1992 may elect either: (i) to receive a lump sum payment of such assets as soon as practical; or (ii) to defer the payment of such assets and maintain such assets in a separate account under this Plan in the name of the Alternate Payee. If the Alternate Payee makes an election in accordance with clause (ii) hereunder, such Alternate Payee may defer the commencement of such payments until a date no later than the date the Alternate Payee attains age 70 1/2.

          12.4.2 The provisions of Section 12.4 shall not apply to an order or requirement to pay which arises under a judgment, order, decree or settlement arising from certain crimes or violations of ERISA, provided the judgment, order, decree or settlement agreement expressly provides for an offset of all or part of the amount ordered or required to be paid to the Plan against the Participant's plan benefits.

     12.5 Obligations of Employers Limited. The Employers assume no obligations under this Plan except those specifically stated in this Plan. No person shall have any right to participate in profits by reason of this Plan except to the extent expressly set forth herein. The Employers shall be under no legal obligation to make any contributions to the Trust Fund except as expressly provided herein.

     12.6 Separation of Invalid Provisions. If any provision of this Plan or the Trust Agreement or ESOP Trust Agreement is held invalid, the remainder of the Plan or Trust Agreement or ESOP Trust Agreement shall not be affected thereby.

     12.7 Payment to a Minor or Incompetent. In the event that any amount is payable to a minor or other legally incompetent person, such amount may be paid in any of the following ways, as the Committee in its sole discretion shall determine:

          12.7.1 To the legal representatives of such minor or other incompetent person;

          12.7.2   Directly to such minor or other incompetent person;

          12.7.3 To a parent or guardian of such minor, or to a custodian for such minor under the Uniform Gifts to Minors Act (or similar statute) of any jurisdiction or to the person with whom such minor shall reside. Payment to such minor or incompetent person, or to such other person as may be determined by the Committee, as above provided, shall discharge all Employers, the Committee, the Trustee and ESOP Trustee and any insurance company or other person or corporation making such payment pursuant to the direction of the Committee, and none of the foregoing shall be required to see to the proper application of any such payment to such person pursuant to the provisions of this Section 12.7.

     12.8 Doubt as to Right to Payment. If at any time any doubt exists as to the right of any person to any payment hereunder or as to the amount or time of such payment (including, without limitation, any doubt as to identity, or any case in which any notice has been received from any other person claiming any interest in amounts payable hereunder, or any case in which a claim from other persons may exist by reason of community property or similar laws), the Committee shall be entitled, in its discretion, to direct the Trustee or ESOP Trustee (or any insurance company) to hold such sum as a segregated amount in trust until such right or amount or time is determined or until order of a court of competent jurisdiction, or to pay such sum into court in accordance with appropriate rules of law in such case then provided, or to make payment only upon receipt of a bond or similar indemnification (in such amount and in such form as is satisfactory to the Committee).

     12.9 Forfeiture Upon Inability to Locate Distributee. Notwithstanding any other provision of the Plan, in the event that the Committee cannot locate any person to whom a payment is due under the Plan, and no other payee has become entitled thereto pursuant to any provision of the Plan, the benefit in respect of which such payment is to be made shall be forfeited at such time as the Committee shall determine in its sole discretion (but in all events prior to the time such benefit would otherwise escheat under any applicable state law); provided that any benefit so forfeited shall be restored if such person subsequently makes a valid claim for such benefit.

     12.10 Contributions Conditioned on Initial Qualification and Deductibility. Notwithstanding any other provision of this Plan, each Before Tax Contribution, Additional Contribution and ESOP Contribution made by an Employer under this Plan is conditioned on:

          12.10.1 A determination by the Internal Revenue Service that the Plan qualifies under section 401 of the Code for the Plan Year as to which such Employer first makes a contribution hereunder; and

          12.10.2 The deductibility of such contribution under section 404 of the Code.

     12.11 No Diversion of Trust Fund. It shall be impossible at any time for any part of the Trust Fund to be (within the taxable year or thereafter) used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries (including the payment of the expenses of the administration of the Plan and of the Trust); provided that:

               12.11.1 A contribution that is made by an Employer by a mistake of fact shall be returned to such Employer upon its request within one year after the payment of the contribution; or

               12.11.2 A contribution that is conditioned upon its deductibility under section 404 of the Code shall be returned to the contributing Employer upon its request, to the extent that the contribution is disallowed as a deduction, within one year after such disallowance; or

               12.11.3 A contribution that is conditioned on qualification of the Plan under section 401 of the Code shall, if the Plan does not so qualify, be returned to the contributing Employer within one year after the date of denial of qualification of the Plan.

Subject to Article XI, the Trust shall continue for such time as may be necessary to accomplish the purpose for which it is created.

          12.12 Usage. Whenever applicable the masculine gender, when used in the Plan, shall include the feminine and neuter genders, and the singular shall include the plural.

          12.13 Governing Law. The Plan shall be governed by, construed and administered under the law of the State of New York without regard to the principles of conflict of laws, to the extent not preempted by Federal law.

          12.14 Captions. The captions contained herein are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan and in no way shall affect the Plan or the construction of any provision thereof.

          12.15 Age 59 1/2 Cashout. Notwithstanding any other provision of the Plan, effective December 1, 1997, for any active employee who has reached age 59 1/2 or greater, such employee shall be entitled to receive an in-service distribution of the entire amount of his account balances in the Before Tax Account, Personal Investment Account and the ESOP Account (including those amounts invested in discounted stock which the employee has held for less than twelve months) ("Age 59 1/2 Cashout"). No Plan penalties shall be levied upon such Age 59 1/2 Cashout, and any employees receiving such Age 59 1/2 Cashout shall be eligible to immediately resume participation in the Plan. The Age
59 1/2 Cashout option described in this Section 12.15 shall be available only for distributions received by December 31, 1999.

          12.16 Qualified Military Service. Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with
Section 414(u) of the Internal Revenue Code.

          IN WITNESS WHEREOF, and as evidence of the adoption of this Plan, the

Company has caused this instrument to be signed by its duly authorized officer this 5th day of February, 2000.

                                       UNION CARBIDE CORPORATION



                                       By: /s/ M. A. Kessinger
                                           ----------------------------

                                   Appendix A
                         Supplemental ESOP Allocations

     1.  Supplemental ESOP Allocations

                   This Appendix A provides for supplemental allocations of ESOP Stock (hereinafter referred to as "Supplemental ESOP Allocations") to be made on behalf of certain eligible Participants as defined below. Except as otherwise provided in this Appendix A, Supplemental ESOP Allocations shall be subject to all other relevant provisions of the Plan.

     2.  Eligible Participants

     (a) A Participant shall be an Eligible Participant for purposes of this Appendix A, if he or she is an Employee of (i) the Corporation, or (ii) a Subsidiary or Affiliate of the Corporation that participates in the Union Carbide Corporation Profit Sharing Plan. Union represented Participants may be Eligible Participants after an agreement to that effect is reached with their bargaining representatives.

     (b) An Eligible Participant who, as of the January 1st immediately preceding the applicable allocation date, has completed five "Participation Years" (as defined in Section 6(b) below) is referred to herein as a "5-Year Participant" and shall be entitled to the Supplemental ESOP Allocation described in Section 3(a)(1) below.

     (c) Any Eligible Participants not described in (b) with respect to a given year are referred to herein as "Other Participants" and shall be entitled to the Supplemental ESOP Allocation described in Section 3(a)(2) below.

     3.  Determination of Supplemental ESOP Allocation

     (a) For each calendar year beginning with 1996 ("Performance Year"), Management shall determine (i) a return on capital target for the Corporation, or such other measure of corporate performance determined by Management ("Target"), and (ii) a number of days of pay, based on attainment or partial attainment of the Target ("Days").

               (1)  5 Year Participants

               i.  Allocations.

               Based upon the Company's performance relative to the Target for a given Performance Year, each 5-Year Participant with respect to such Performance Year shall receive a Supplemental ESOP Allocation in the form of ESOP Stock ("5-Year Allocations"). The number of shares of ESOP Stock so allocated shall be equal in value to the dollar amount determined under the following formula:

               (Days x 1.25) x Daily Compensation (as defined in Section 6(a) below)

     ii.  Additional Matching Contributions.

     In addition to the 5-Year Allocations made in accordance with subsection i, 5-Year Participants may be entitled to an additional Matching Contribution in the form of ESOP Stock, as described in Section 4(c) below.

     (2)  Other Participants

     Other Participants shall receive Supplemental ESOP Allocations in accordance with this subsection (2) which are referred to herein as "Other Allocations."

     Each Other Participant shall be allocated a number of shares of ESOP Stock equal in value to the dollar amount determined in accordance with the following formula:

     X% x (Days x Daily Compensation (as defined in Section 6(a) below)),

     where X is determined in accordance with the following table, based on the Other Participant's Years of Service with his Employer as of the January 1st immediately preceding the applicable date upon which actual allocations are to be made:

                 Years of Service         X

                 Less than 1             0
                 1-2                     5%
                 2-3                     10%
                 3-4                     15%
                 4 or more               20%

(b)  Additional Eligibility Requirements

     Supplemental ESOP Allocations shall be allocated to the accounts of Eligible Participants in February based on the preceding Performance Year's Company performance. In order for an Eligible Participant to receive a Supplemental ESOP Allocation relating to a specific quarter of such preceding year, he or she must have satisfied the definition of Eligible Participant for all of such quarter.

4.   Allocation of Supplemental ESOP Allocations

(a) Except as set forth in subsections (b) and (c), all Supplemental ESOP Allocations shall be allocated to a separate ESOP Account established for Eligible Participants which Accounts shall be referred to herein as the Supplemental ESOP Accounts.

    (b) With respect to 5-Year Allocations, to the extent a 5-Year Participant has in effect an election under Section 2.3 or 2.6 of the Plan ("401(k)/PIA Election") which 401(k)/PIA Election is in effect as of the allocation date, a percentage of the 5-Year Allocation equal to the applicable percentage of the 401(k)/PIA Election ("Percentage") shall be allocated to the Participant's Personal Investment Account under the Plan.

    (c) To the extent a portion of a 5-Year Allocation is allocated to his Personal Investment Account in accordance with subsection (b), the Participant shall receive an additional Matching Contribution in the form of ESOP Stock equal to 75% of the amounts allocated to the Personal Investment Account in accordance with subsection (b). Such additional Matching Contribution shall be allocated to the Participant's ESOP Account under the Plan. The Percentage allocated in accordance with subsection (b) which will be eligible for the additional matching contribution shall not exceed 7 1/2 percent.

    (d) In the event any 5-Year Participant or any Other Participant terminates employment during a Performance Year, having satisfied the requirements for a Supplemental ESOP Allocation, the dollar value of such allocation shall be deemed allocated to such individual as of December 31 of such Performance Year, although the number of shares shall not be determined until the following February.

5.  Withdrawals of Supplemental ESOP Allocations

(a)  5-Year Allocations

          Subject to the following paragraph, Participants may withdraw the 5-Year Allocations (less amounts allocated under Section 4(b)) that have been allocated to their Supplemental ESOP Accounts at any time. All such withdrawals will be paid in cash. Such withdrawals will not be subject to any other restrictions on in-service withdrawals from the Plan.

          Participants may also elect at any time to liquidate any portion of their Supplemental ESOP Accounts and reinvest such amounts in any other investment options under the Plan; such diversified amounts shall be deposited in the Participant's Personal Investment Account under the Plan, or, if the Participant does not have a Personal Investment Account under the Plan, in a Personal Investment Account established for him for such amounts. To the extent a Participant elects to diversify his Account in accordance with this paragraph, any such diversified amounts shall then become subject to all other provisions of the Plan applicable to Personal Investment Accounts, including all restrictions and limitations on withdrawals from such Accounts.

(b)  Other Allocations

          Subject to the following paragraph, Other Allocations may not be withdrawn from the Plan except (i) upon a Participant's termination of employment, (ii) in accordance with the diversification rules set forth in
     Section 5.7 of the Plan, or (iii) if paid to an alternate payee pursuant to a qualified domestic relations order.

          Notwithstanding the preceding paragraph, after Other Allocations have been in the Plan for at least two years, Participants may withdraw or diversify such amounts in accordance with the provisions of subsection (a) of this Section 5.

     (c)  Additional Matching Contributions

          Additional Matching Contributions made in accordance with Section 4(c) of this Appendix A shall be subject to the provisions of the Plan applicable to Participants' ESOP Accounts under the Plan.

     6.  Definitions and Rules for Purposes of this Appendix A

     (a)  Daily Compensation

          "Daily Compensation" for purposes of this Appendix A shall be determined as follows:

          For Eligible Participants who are salaried Employees, Daily Compensation shall mean the Participant's annual rate of base pay as of the date of determination, divided by 260.

          For Eligible Participants who are hourly Employees, Daily Compensation shall mean the Participant's hourly rate of base pay as of the date of determination, multiplied by 8.

     (b)  Participation Years

          "Participation Years" shall mean the period of time elapsed from the Participant's initial participation in the Plan to the January 1 immediately preceding the relevant allocation date.

     (c)  Years of Service for Other Allocations

          "Years of Service" for Other Participants for purposes of determining Other Allocations under this Appendix A shall be determined in accordance with the rules for determining participants' Years of Credited Service under the Retirement Program Plan for Employees of Union Carbide Corporation and its Participating Subsidiary Companies."

     (d)  Valuation of ESOP Stock

          For all purposes under this Appendix A, ESOP Stock shall be valued at the closing price of the Common Stock on the New York Stock Exchange-Composite Transactions on the last trading date before the applicable February allocation date.

                                  Appendix B
                         Supplemental ESOP Allocations
                        For International Participants

1.  Supplemental ESOP Allocations

     This Appendix B provides for supplemental allocations of ESOP Stock (hereinafter referred to as "International ESOP Allocations") to be made on behalf of certain eligible International Participants as defined below. Except as otherwise provided in this Appendix B, International ESOP Allocations shall be subject to all other relevant provisions of the Plan.

2.  Eligible International Participants

     An employee shall be an eligible International Participant for purposes of this Appendix B, if he or she (i) is an employee of the Corporation or a foreign Subsidiary or Affiliate of the Corporation who participates in the Union Carbide Corporation Profit Sharing Plan and (ii) is otherwise notified that he or she is eligible to participate in the Plan.

3.  Determination of International ESOP Allocation

(a) For each calendar year beginning with 1997 ("Performance Year"), Management shall determine (i) a return on capital target for the Corporation, or such other measure of corporate performance determined by Management ("Target"), and
(ii) a number of days of pay, based on attainment or partial attainment of the Target ("Days").

     International Participants shall receive International ESOP Allocations based upon their number of Years of Service.

     Each International Participant shall be allocated a number of shares of ESOP stock equal in value to the dollar amount determined in accordance with the following formula:

     X% x (Days x Daily Compensation (as defined in Section 6(a) below)),

     where X is determined in accordance with the following table, based on the International Participant's Years of Service with his Employer as of the January 1st immediately following the conclusion of the relevant Performance Year:

          Years of Service                                 X

          Less than 1                                        0
          1-2                                                5%
          2-3                                                10%
          3-4                                                15%
          4-5                                                20%
          5 or more                                          25%

     Notwithstanding the foregoing, in the event an International Participant's International ESOP Allocation is less than one full share of ESOP stock, such International Participant's Supplement ESOP Allocation shall be increased to equal one full share of ESOP stock.

(b)  Additional Eligibility Requirements

     International ESOP Allocations shall be allocated to the accounts of International Participants based on the Corporation's performance for the preceding Performance Year. In order for an International Participant to receive a International ESOP Allocation relating to a specific quarter of such preceding year, he or she must have satisfied the definition of eligible International Participant for all of such quarter.

4.  Allocation of International ESOP Allocations

(a) All International ESOP Allocations shall be allocated to a separate ESOP Account established for International Participants which Accounts shall be referred to herein as the International ESOP Accounts.

(b) In the event any International Participant terminates employment during a Performance Year, having satisfied the requirements for a International ESOP Allocation, the dollar value of such allocation shall be deemed allocated to such individual as of December 31 of such Performance Year, although the number of shares shall not be determined until the following year.

5.  Withdrawals of International ESOP Allocations

     Subject to the following paragraph, International ESOP Allocations may not be withdrawn from the Plan except (i) upon an International Participant's termination of employment or (ii) if paid to an alternate payee pursuant to a qualified domestic relations order.

     Notwithstanding the preceding paragraph, after International ESOP Allocations have been in the Plan for at least two years, International Participants may leave their allocations in their accounts or withdraw them as cash or shares of stock. In no event shall an International Participant be entitled to reinvest his International ESOP Allocations in any other investment options under the Plan.

6.  Definitions and Rules for Purposes of this Appendix B

(a)  Daily Compensation

     "Daily Compensation" for purposes of this Appendix B shall be determined as follows:

     For International Participants who are salaried Employees, Daily Compensation shall mean the Participant's annual rate of base pay as of the date of determination, divided by 260.

     For International Participants who are hourly Employees, Daily Compensation shall mean the Participant's hourly rate of base pay as of the date of determination, multiplied by 8.


(b)  Years of Service

     "Years of Service" for International Participants for purposes of determining International ESOP Allocations under this Appendix B shall be determined in accordance with the rules for determining participants Years of Credited Service under the Retirement Program as if such International Participants were domestic United States employees.


(c)  Valuation of ESOP Stock

     For all purposes under this Appendix B, ESOP Stock shall be valued at the closing price of the Common Stock on the New York Stock Exchange-Composite Transactions on the last trading date before the ESOP shares are actually allocated.

                                   Appendix C
                      International Stock Purchase Program

1.   International Stock Purchase Program

     This Appendix C provides that eligible international employees (the "Employee") shall become eligible to purchase on an after-tax basis, once per calendar year, Common Stock at the market price on the date of purchase ("Purchase Date"). The Purchase Date shall be the last business day in April of each calendar year.

     Except as otherwise provided in this Appendix C, the Common Stock and the Employee's resulting accounts under the Plan shall be subject to all other relevant provisions of the Plan.


2.   Eligible International Participants

     An international employee shall be an eligible Employee for purposes of this Appendix C if he or she is an international employee of the Corporation or a foreign Subsidiary or Affiliate of the Corporation (which was a foreign Subsidiary or Affiliate of the Corporation prior to the Merger Date), except in those locations excluded from participation by the region's managing director, who is not otherwise eligible to participate in the Plan.


3.   Determination of Purchase Price of the Common Stock

     The purchase price of the Common Stock shall be the same as the purchase price for shares purchased by U.S. domestic Participants through payroll deductions in the Dow Stock Fund for the month of April in the relevant year.


4.   Annual Purchase of Common Stock

     The Employee may make an after-tax purchase of Common Stock as of the Purchase Date in an amount of up to seven and one-half percent (7 1/2%) of the Employee's annual base salary, determined as of the March 31 preceding the Purchase Date. A minimum contribution of 1% of annual base salary is required in order to participate. All contributions, and resulting shares of Common Stock purchased, shall be placed into a Personal Investment Account under the Plan.


5.   Dividends on Common Stock

     Any dividends declared by Dow which are paid on the Common Stock shall automatically be used to purchase additional shares of Common Stock at the actual purchase price on the date of the dividend.

6.  Sale of Common Stock

     The Employee may sell the Common Stock at any time after the one-year anniversary of the purchase of such Common Stock. Notwithstanding the foregoing, an Employee is allowed to sell Common Stock only one time in any twelve (12) month period. Upon the sale of the Common Stock, the proceeds of such sale shall be distributed to the Employee.

7.  Matching Contribution

     Each Employee who purchases Common Stock shall receive a Company matching contribution equal in value to seventy-five percent (75%) of the amount of the Employee's contribution ("Matching Contribution"). The Matching Contribution will be in the form of an allocation of Common Stock from the Employee Stock Ownership Plan ("ESOP") portion of the Plan and will be placed into an ESOP Account under the Plan.

8.  Dividends on Matching Stock

     Any dividends declared by Dow which are paid on Matching Stock shall be automatically used to purchase additional shares of Common Stock at the full actual purchase price on the date of the dividend.

9.  Sale of Matching Stock

     The Employee may sell the Matching Stock at any time after the two-year anniversary of the crediting of such stock to the Employee's ESOP Account. Notwithstanding the foregoing, the Employee shall be eligible to sell Matching Stock only once per twelve (12) month period. Upon the sale of the Matching Stock, the proceeds of such sale shall be distributed to the Employee.

10.  Termination of Employment

     (a) If the value of the Personal Investment and ESOP Accounts of an Employee whose employment terminates for any reason is $5,000 or less, or the value exceeds $5,000 and such Employee consents in writing, then such Employee shall receive the entire value of such Employee's Personal Investment and ESOP Accounts, valued on the date of distribution, in a single lump sum payment. The payment shall be made to the Employee in the month of April next following such Employee's termination of employment.

     (b) If the value of the Personal Investment and ESOP Accounts of an Employee whose employment terminates for any reason is greater than $5,000, and such Employee does not consent in writing to receive the entire value of such Employee's Personal Investment and ESOP Accounts in accordance with the preceding paragraph, then such Employee shall be deemed to have deferred receipt of the entire value of such Employee's Personal Investment and ESOP Accounts. Such Employee may elect, in accordance with procedures determined by the Committee, to receive the entire value of the Employee's Personal Investment and ESOP Accounts in a single lump sum payment at any time prior to April 1 of the calendar year following the Employee's attainment of age 70 1/2. Such payment shall be made to the Employee in the month of April next following such Employee's request for his lump sum payment.